SCHEDULE 14A INFORMATION


                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Filed by the Registrant [X]

      Filed by a Party other than the Registrant [ ]

      Check the appropriate box:

      [ ] Preliminary Proxy Statement   [ ] Confidential, for Use of the Commission
                                            only (as permitted by Rule 14a-6(e)(2))
      [X] Definitive Proxy Statement

      [ ] Definitive Additional Materials
      [ ] Soliciting Material Under Rule 14a-12

                        SAVVIS Communications Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

      [X]  No fee required.
      [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
           0-11.
      (1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:
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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
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      (5) Total fee paid:
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      [ ] Fee paid previously with preliminary materials.
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      [ ] Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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          (1) Amount previously paid:
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


                               [GRAPHIC OMITTED]


            -------------------------------------------------------

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 7, 2002

            -------------------------------------------------------

DATE:     June 7, 2002

TIME:     10:00 a.m. New York City time

PLACE:    The Tribeca Grand Hotel, 2 Sixth Avenue, New York, New York

PURPOSE:  1. To elect nine members of the board of directors to serve until the next annual meeting and until their successors have been elected and qualified;

          2. To authorize our board of directors to amend our certificate of incorporation to effect a 1-for-3 reverse split of our outstanding common stock, without further approval of our stockholders, upon a determination by our board that such a reverse stock split is in the best interests of our company and our stockholders;

          3. To authorize our board of directors to amend our certificate of incorporation to effect a 1-for-7 reverse split of our outstanding common stock, without further approval of our stockholders, upon a determination by our board that such a reverse stock split is in the best interests of our company and our stockholders;

          4. To authorize our board of directors to amend our certificate of incorporation to effect a 1-for-10 reverse split of our outstanding common stock, without further approval of our stockholders, upon a determination by our board that such a reverse stock split is in the best interests of our company and our stockholders;

          5. To ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ended December 31, 2002; and

          6. To transact such other business as may properly come before the meeting.

RECORD DATE: Holders of record of our common stock and our Series A convertible preferred stock at the close of business on April 18, 2002 are entitled to receive this notice and to vote at the meeting.

     It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement. We appreciate your cooperation.

                                        By Order of the Board of Directors



                                        /S/ Lane H. Blumenfeld
                                        -------------------------
                                        Lane H. Blumenfeld
                                        Secretary

April 26, 2002

                        SAVVIS COMMUNICATIONS CORPORATION
                              12851 WORLDGATE DRIVE
                               HERNDON, VA 20170
                              PHONE: (703) 234-8000


                            -------------------------

                                 PROXY STATEMENT

                            -------------------------
     We will begin mailing this proxy statement to our stockholders on or about April 30, 2002.

     We are furnishing this proxy statement to our stockholders in connection with a solicitation of proxies by our board of directors for use at our 2002 annual meeting of stockholders to be held on Friday, June 7, 2002 at 10:00 a.m., New York City time, at the Tribeca Grand Hotel, 2 Sixth Avenue, New York, New York. The purpose of the annual meeting and the matters to be acted on are set forth in the accompanying notice of annual meeting.


WHO CAN VOTE

     If you held any shares of our voting stock at the close of business on April 18, 2002 then you will be entitled to notice of and to vote at our 2002 annual meeting. On that date, we had 93,526,116 shares of common stock outstanding and entitled to one vote per share and 158,070 shares of Series A convertible preferred stock outstanding and entitled to 1,346 votes per share.


QUORUM

     The presence, in person or by proxy, of the holders of a majority of the votes represented by our outstanding shares of common stock and Series A convertible preferred stock is necessary to constitute a quorum with respect to actions 1 through 5. In addition, the presence, in person or by proxy, of the holders of a majority of our outstanding shares of common stock is necessary to constitute a quorum with respect to actions 2, 3 and 4. We will count shares of voting stock present at the meeting that abstain from voting or that are the subject of broker non-votes as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holding common stock for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.


VOTING RIGHTS

     Each share of our common stock that you hold entitles you to one vote on all matters that come before the annual meeting. Each share of Series A convertible preferred stock that you hold entitles you to a number of votes equal to the number of whole shares of common stock into which the share of Series A convertible preferred stock is convertible as of the record date. As of the record date, each share of Series A convertible preferred stock was entitled to 1,346 votes on each matter properly submitted at the annual meeting. Inspectors of election will count votes cast at the annual meeting.

     The directors will be elected by a plurality of the votes represented by our outstanding shares of common stock and Series A convertible preferred stock, voting together as a single class, and cast at the annual meeting. Abstentions and broker non-votes will have no effect on the election of directors.

     The affirmative vote of the holders of a majority of the votes represented by our outstanding shares of common stock and Series A convertible preferred stock, voting together as a single class, are required to approve the proposals to authorize our board of directors, in its discretion, to amend our certificate of incorporation to effect a 1-for-3 reverse stock split (proposal 2); to authorize our board of directors, in its discretion, to amend our certificate of incorporation to effect a 1-for-7 reverse stock split (proposal 3); and to authorize our board of directors, in its discretion, to amend our certificate of incorporation to effect a 1-for-10 reverse stock split (proposal 4). In addition, the affirmative vote of the holders of a majority of our outstanding shares of common stock, voting as a separate class, is required to approve proposals 2, 3 and 4. Abstentions and broker non-votes will have the effect of a vote against these proposals.

     The affirmative vote of the holders of a majority of the votes represented by our outstanding shares of common stock and Series A convertible preferred stock, voting together as a single class, present in person or represented by proxy at the annual meeting and entitled to vote, is required to approve the proposal to ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ended December 31, 2002 (proposal 5). Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect.


GRANTING YOUR PROXY

     Please mark the enclosed proxy card, date and sign it, and mail it in the postage-paid envelope. The shares represented will be voted according to your directions. You can specify how you want your shares voted by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the position of the board of directors on these proposals in the proxy statement prior to making your vote. If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, the proxy representing your common stock will be voted in favor of each of the proposals.

     If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing the procedure for voting your shares.

     We expect no matter to be presented for action at the annual meeting other than the items described in this proxy statement. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the meeting. If any other matters are presented for action at the meeting, the persons named in the enclosed proxy intend to vote on them in accordance with their best judgment.


REVOKING YOUR PROXY

     If you submit a proxy, you can revoke it at any time before it is exercised by giving written notice to our corporate secretary prior to the annual meeting or by timely delivering a properly executed, later-dated proxy. You may also attend the annual meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.


PROXY SOLICITATION

     We will pay all expenses of soliciting proxies for the 2002 annual meeting. In addition to solicitations by mail, we have made arrangements for brokers and nominees to send proxy materials to their principals and, upon their request, we will reimburse them for their reasonable expenses in doing so. Certain of our representatives, who will receive no compensation for their services, may also solicit proxies by telephone, telecopy, personal interview or other means.


STOCKHOLDER PROPOSALS

     If you want us to consider including a stockholder proposal in next year's proxy statement, you must deliver it in writing to Lane H. Blumenfeld, Corporate Secretary, SAVVIS Communications Corporation, 12851 Worldgate Drive, Herndon, Virginia 20170 by December 15, 2002. SEC rules set forth standards as to which stockholder proposals are required to be included in a proxy statement. Any stockholder who intends to propose any other matter to be acted on at the 2003 annual meeting of stockholders must inform the Corporate Secretary by March 1, 2003. If notice is not provided by that date, the persons named in our proxy for the 2003 annual meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2003 annual meeting.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     Our business is managed under the direction of our board of directors. Our bylaws provide that our board determines the number of directors, which is currently set at nine. Our board of directors has designated as nominees for director all nine of the directors presently serving on the board.

     Unless marked otherwise, proxies received will be voted "FOR" the election of the nominees named below. In the event any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies may be voted for any nominee who may be designated by our present board of directors to fill the vacancy. Alternatively, the proxies may be voted for the balance of the nominees, leaving a vacancy. As of the date of this proxy statement, our board of directors is not aware of any nominee who is unable or will decline to serve as a director.

     Vote Required. The nine nominees receiving the highest number of affirmative votes of the shares represented by our outstanding shares of common stock and Series A convertible preferred stock, voting together as a single class, will be elected directors of our company to serve until the next annual meeting and until their successors have been elected and qualified.


NOMINEES FOR DIRECTOR

     The nominees for director are set forth below. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED BELOW.

NOMINEE                            AGE
-------                           ----
Robert A. McCormick ...........    36
John D. Clark .................    37
John M. Finlayson .............    47
David J. Frear ................    45
Clyde A. Heintzelman ..........    63
Thomas E. McInerney ...........    60
James E. Ousley ...............    56
James P. Pellow ...............    40
Patrick J. Welsh ..............    58

EXECUTIVE OFFICERS

     Our current executive officers and their positions with our company are set forth below.

EXECUTIVE OFFICERS                AGE                POSITION AND OFFICE
------------------------------   -----   ------------------------------------------
Robert A. McCormick ..........    36     Chief executive officer and chairman of
                                          the board
John M. Finlayson ............    47     President, chief operating officer and
                                          director
David J. Frear ...............    45     Executive vice president, chief financial
                                          officer and director
James D. Mori ................    46     Executive vice president and general
                                          manager--Americas
Richard G. Bubenik ...........    41     Executive vice president and chief
                                          technology officer

     Set forth below is a brief description of the principal occupation and business experience of each of our nominees for director and each of our executive officers.

     ROBERT A. MCCORMICK has served as the chairman of our board of directors since April 1999 and as our chief executive officer since November 1999. Mr. McCormick served as executive vice president and chief technical officer of BIS Administration, Inc., formerly Bridge Information Systems, Inc., or Bridge, a principal stockholder of our company, from January 1997 to December 1999, and held various engineering, design and development positions at Bridge from 1989 to January 1997. On February 15, 2001, Bridge's U.S. operating subsidiaries filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code. Mr. McCormick attended the University of Colorado at Boulder.

     JOHN M. FINLAYSON has served as our president and chief operating officer since December 1999 and as a director of our company since January 2000. From June 1998 to December 1999, Mr. Finlayson served as senior vice president of Global Crossing Holdings, Ltd. and president of Global Crossing International, Ltd., a provider of internet and long distance communications facilities and services. Before joining Global Crossing, Mr. Finlayson was employed by Motorola, Inc., a provider of integrated communications solutions and embedded electronic solutions, as corporate vice president and general manager of the Americas cellular infrastructure group from March 1994 to February 1998, and as corporate vice president and general manager of the Asia pacific cellular infrastructure group from March 1998 to May 1998. Before joining Motorola, Mr. Finlayson was employed by AT&T as sales vice president of business network sales for the Southeastern United States. Mr. Finlayson received a B.S. in marketing from LaSalle University, an M.B.A. in marketing from St. Joseph's University and a post M.B.A. certification in information management from St. Joseph's University.

     DAVID J. FREAR has served as our executive vice president and chief financial officer since July 1999, and as a director of our company since October 1999. Mr. Frear was an independent consultant in the telecommunications industry from August 1998 until June 1999. From October 1993 to July 1998, Mr. Frear was senior vice president and chief financial officer of Orion Network Systems Inc., a Nasdaq-listed international satellite communications company that was acquired by Loral Space & Communications in March 1998. Mr. Frear was chief financial officer of Millicom Incorporated, a Nasdaq-listed international cellular paging and cable television company, from 1990 to 1993. He previously was an investment banker at Bear, Stearns & Co., Inc. and Credit Suisse. Mr. Frear received his C.P.A. in 1979 and received an M.B.A. from the University of Michigan.

     JAMES D. MORI has served as our executive vice president and general manager--Americas since October 1999. Before joining us, Mr. Mori was employed by Sprint Corporation as national account manager from April 1987 to December 1989, as branch manager from January 1990 to December 1991, as regional sales director from January 1992 to March 1996, as vice president--sales from March 1996 to February 1997 and as area director from February 1997 to October 1999. From January 1980 to March 1987, Mr. Mori served as national account manager of Digital Equipment Corporation, Southwestern Bell and AT&T Information Systems. Mr. Mori received a B.S. in business administration from the University of Missouri.

     RICHARD G. BUBENIK joined us in December 1996 and has served as our executive vice president and chief technology officer since July 1999. Dr. Bubenik served as our assistant vice president--engineering from December 1996 to September 1997, vice president--engineering from October 1997 to April 1999 and senior vice president--network engineering from April 1999 to July 1999. From May 1993 to December 1996, Dr. Bubenik was a software development manager for Ascom Nexion, a network switch/router equipment supplier. Dr. Bubenik holds a Ph.D. in computer science from Rice University, an M.S. and a B.S. in computer science from Washington University and a B.S. in electrical engineering from Washington University.

     CLYDE A. HEINTZELMAN has served as a director of our company since December 1998. Mr. Heintzelman has served as the chairman of the board of Optelecom, Inc., a Nasdaq-listed fiber optics component manufacturer, since February 2000 and as its interim president and chief executive officer from June 2001 to December 2001. From November 1999 to May 2001, he was president of Net2000 Communications, Inc., a provider of broadband business telecommunications services. On November 16, 2001, Net2000 Communications and its subsidiaries filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code. From December 1998 to November 1999, Mr. Heintzelman served as our president and chief executive officer and from May 1995 to December 1998, he served as chief operating officer and president of DIGEX Incorporated, a national internet services provider that was acquired by Intermedia Communications, Inc. in July 1997. He was retained as a business consultant by Intermedia from December 1997 to November 1998. In January 1992, he participated in founding CSI, a company focused on building hardware and software products for switched wide area networks using ISDN technology. Mr. Heintzelman spent 28 years with Bell Atlantic and its predecessor companies. Mr. Heintzelman also serves as a director of TCS, a wireless software company, and as a director and member of the audit committee of Optelecom. Mr. Heintzelman received a B.A. in marketing from the University of Delaware and did graduate work at Wharton, the University of Pittsburgh and the University of Michigan.

     THOMAS E. MCINERNEY has served as a director of our company since October 1999. Mr. McInerney has served as a general partner of Welsh, Carson, Anderson & Stowe, or Welsh, Carson, and affiliated entities, which collectively are a principal stockholder of our company, since 1987. Mr. McInerney also served as the chairman of the executive committee of the board of Bridge, which assumed the responsibilities of the chief executive officer of Bridge, from November 2000 until February 2001. Before joining Welsh, Carson in 1987, Mr. McInerney was president and chief executive officer of Dama Telecommunications Corporation, a voice and data communications services company that he co-founded in 1982. Mr. McInerney has also been president of the brokerage services division and later group vice president--financial services of ADP, with responsibility for the ADP divisions that serve the securities, commodities, bank, thrift and electronic funds transfer industries. He has also held positions with the American Stock Exchange, Citibank and American Airlines. Mr. McInerney serves as a director of The BISYS Group, Inc., Centennial Communications Corp. and Spectra Site Holdings, Inc. He is also a director of several private companies. From April 1995 to February 2001, he was a director of Bridge. Mr. McInerney received a B.A. from St. John's University, and attended New York University Graduate School of Business Administration.

     PATRICK J. WELSH has served as a director of our company since October 1999. Mr. Welsh was a co-founder of Welsh, Carson and affiliated entities, which collectively are a principal stockholder of our company, and has served as a general partner of Welsh, Carson and affiliated entities since 1979. Before 1979, Mr. Welsh was president and a director of Citicorp Venture Capital, Ltd., an affiliate of Citicorp engaged in venture capital investing. Mr. Welsh serves as a director of Accredo Health, Incorporated. He also serves as a director of several private companies. From April 1995 to February 2001, he was a director of Bridge. Mr. Welsh received a B.A. from Rutgers University and an M.B.A. from the University of California at Los Angeles.

     JOHN D. CLARK has served as a director of our company since April 2002. Mr. Clark has served as a general partner of Welsh, Carson and affiliated entities, which collectively are a principal stockholder of our company, since 2000. Prior to joining Welsh, Carson, Mr. Clark was a general partner at Saunders, Karp & Megrue, a private equity firm, from 1993 until 2000. Mr. Clark has also worked in the corporate finance group at Deutsche Banc Alex Brown and in the merchant banking department at Morgan Stanley Dean Witter & Co. Mr. Clark received a B.S. from Princeton University and an M.B.A. from the Stanford University Graduate School of Business.

     JAMES E. OUSLEY has served as a director of our company since April 2002. Mr. Ousley has served as the president and chief executive officer of Vytek Wireless, Inc., a wireless solutions company, since 2001. Since 2000, he has also served as Chairman of Syntegra Inc. (USA), a global e-Business solutions provider and a division of British Telecommunications. He was also the president and chief executive officer of Syntegra Inc. (USA) from 1999 to 2000. From September 1991 to August 1999, Mr. Ousley served as president and CEO of Control Data Systems (CDS) which was acquired by British Telecommunications in August 1999. From 1968 to 1991 he held various sales and executive management positions for Control Data Corporation, a global systems, software, services and peripherals company. Mr. Ousley serves on the boards of Vytek Wireless, Inc., Syntegra (USA), ActivCard, S.A., Bell Microproducts, and Datalink. Mr. Ousley received a B.S. from the University of Nebraska.

     JAMES P. PELLOW has served as a director of our company since April 2002. Mr. Pellow has served as the executive vice president and treasurer of St. John's University since 1999. Mr. Pellow has served at St. John's University in various capacities since 1991. From 1998 until 1999, he served as senior vice president and treasurer; from 1996 until 1998, he served as vice president for finance and treasurer; from

1995 until 1996, he served as vice president for business affairs; from 1993 until 1995, he served as associate vice president for business affairs and controller, and; from 1991 until 1993, Mr. Pellow served as assistant treasurer and controller. Mr. Pellow has also worked at the accounting firm of Coopers & Lybrand and at Chapdelaine & Co., a New York City municipal bond brokerage firm. Mr. Pellow is a C.P.A. and received a B.B.A. and an M.B.A. from Niagara University.

     On March 6, 2002, we entered into an investor rights agreement, which we refer to as the investor rights agreement, with entities and individuals affiliated with Welsh, Carson, Anderson & Stowe VIII, L.P., which we refer to as WCAS VIII, Reuters Holdings Switzerland SA, which we refer to as Reuters, and various other entities. This agreement provides, among other things, that so long as WCAS VIII and its affiliates own voting stock representing more than 50% of the voting power represented by our outstanding voting stock, they have the right to nominate for election to the board of directors at least half of the members of the board. WCAS VIII and its affiliates owned, as of March 31, 2002, approximately 54% of our outstanding voting power, and accordingly have nominated Messrs. Welsh, McInerney, Finlayson, Frear and Clark for election to the board. For a more detailed description of the investor rights agreement, see "Transaction with Affiliates--Transactions with Welsh, Carson" on page 19. Members of our board of directors are elected each year at our annual meeting of stockholders, and serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. Our officers are elected annually by our board of directors and serve at the board's discretion.


BOARD OF DIRECTORS AND COMMITTEE MEETINGS DURING 2001

     The board of directors met 16 times, including by telephone conference, during fiscal year 2001. All directors attended at least 75% of the meetings of the board of directors and the meetings of the committees on which they served held during the period that they served on the board of directors or such committees. Our board of directors has established an audit committee and a compensation committee.

     Audit Committee. From November 6, 2000 until June 15, 2001, the audit committee consisted of Thomas E. McInerney and Patrick J. Welsh. On June 15, 2001, Clyde A. Heintzelman joined the audit committee. On January 25, 2002, the board of directors appointed Norman K. Korey and Kevin J. Wiley as members of the audit committee in order to comply with the independence criteria set forth in Rules 4350(c) and 4350(d)(2) of the National Association of Securities Dealers', or NASD, listing standards. Subsequently, on April 23, 2002, the board of directors appointed James E. Ousley and James P. Pellow as members of the audit committee upon the resignations of Messrs. Korey and Wiley. Since that date, the audit committee has consisted of Messrs. Heintzelman, Ousley and Pellow. The board believes that Messrs. Ousley and Pellow are "independent directors," as such term is defined in NASD's Rule 4200(a)(14). Because Mr. Heintzelman served as our president and chief executive officer from December 1998 to November 1999, he is not an "independent director" as defined in Rule 4200(a)(14). However, our board of directors has determined that Mr. Heintzelman's membership on the audit committee is required by the best interests of our company and our stockholders and the board accordingly believes that Mr. Heintzelman qualifies under the exception to Rule 4350(d)(2)(A) as set forth in Rule 4350(d)(2)(B) of the NASD's listing standards. In making this determination, the board considered, among other things, that Mr. Heintzelman:

   o is not a current employee of our company or an immediate family member of an employee;

   o is able to read and understand financial statements and has extensive past financial experience, including serving as the president and chief executive officer of our company and as the president of Digex Incorporated;

   o currently has no relationship with us, other than his ownership of shares and options to purchase shares of our common stock constituting less than 1% of our outstanding common stock; and

   o has the combination of skills, expertise and familiarity with us and the telecommunications industry generally to make him among the most qualified members of our board of directors to serve on the audit committee.

   The responsibilities of our audit committee include:

   o recommending to our board of directors an independent audit firm to audit our financial statements and to perform services related to the audit;

   o reviewing the scope and results of the audit with our independent auditors;

    o considering the adequacy of our internal accounting control procedures;
      and

   o  considering auditors' independence.

     The board of directors has adopted a written charter for the audit committee, which is included as Annex A to this proxy statement. The audit committee held 4 meetings during fiscal year 2001.

     Compensation Committee. Our compensation committee consisted of Thomas E. McInerney and Patrick J. Welsh during fiscal 2001. The compensation committee is responsible for determining the salaries and incentive compensation of our management and key employees and administering our stock option plan. The compensation committee held 13 meetings during fiscal year 2001.

     Our company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full board of directors.


DIRECTOR COMPENSATION

     Directors who are also employees of our company or are affiliated with one of our principal stockholders do not receive additional compensation for serving as a director. During 2001, each director who was not an employee of our company and who was not affiliated with one of our principal stockholders received an annual retainer of $10,000. In addition, each director who is not an employee of our company or affiliated with one of our principal stockholders received a grant of options to purchase shares of our common stock under our stock option plan at an exercise price equal to fair market value on the date of grant. On April 2, 2001, we granted Mr. Heintzelman, who is not an employee of our company or affiliated with one of our principal stockholders, 15,000 options to purchase shares of our common stock under our 1999 stock option plan at an exercise price of $0.375 per share, the closing price of our common stock on that date. These options were granted subject to the approval by our stockholders of an amendment to our stock option plan increasing the number of shares issuable under the plan. As we did not submit the amendment to our stock option plan to a vote of our stockholders within the prescribed time period, these options lapsed on January 23, 2002 pursuant to their terms. In February 2002, we paid Mr. Heintzelman $5,000 for the services rendered by him in 2001 as a member of the special committee of our board of directors that was established to evaluate the proposal by affiliates of Welsh, Carson to purchase our 10% senior secured notes due 2006.

                             EXECUTIVE COMPENSATION

     The following table provides you with information about compensation earned during each of the last three fiscal years by our chief executive officer and the other executive officers employed by us.


                        SUMMARY COMPENSATION TABLE (1)

                                                                                LONG-TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                                                           ------------------
                                                                               SECURITIES
                                                                               UNDERLYING
                                               ANNUAL COMPENSATION                STOCK             ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR          SALARY           BONUS            OPTIONS         COMPENSATION(2)
-----------------------------   ------   -----------------   -----------   ------------------   ----------------
Robert A. McCormick .........   2001        $ 400,000               --           450,050 (3)         $2,400
 Chief Executive Officer and    2000          393,750         $600,000                --              2,400
 Chairman of the Board          1999           45,139 (4)           --           750,000                 --
John M. Finlayson ...........   2001          400,000               --           379,210 (3)          2,400
 President and Chief            2000          384,871          500,000                --              2,400
 Operating Officer              1999               --               --           650,000                 --
David J. Frear ..............   2001          250,000               --           313,376 (3)          2,400
 Executive Vice President and   2000          250,000          125,000           240,000              2,400
 Chief Financial Officer        1999          122,276               --           400,000              2,400
James D. Mori ...............   2001          218,000               --           185,020 (3)          2,400
 Executive Vice President and   2000          209,000          200,000                --              2,400
 General Manager - Americas     1999           33,333               --           300,000                 --
Richard G. Bubenik ..........   2001          200,000               --           182,264 (3)          2,400
 Executive Vice President and   2000          190,000          180,000                --              2,400
 Chief Technology Officer       1999          159,258          180,000           306,732              2,400

------------
(1) In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits received by the executive officers that are available generally to all salaried employees and various perquisites and other personal benefits received by the executive officers, which do not exceed the lesser of $50,000 or 10% of any officer's salary and bonus disclosed in this table.

(2) Consists of matching contributions made under our 401(k) plan.

(3) These options were granted subject to the approval by our stockholders of an amendment to our stock option plan increasing the number of shares issuable under the plan. As we did not submit the amendment to our stock option plan to a vote of our stockholders within the prescribed time period, these options lapsed on January 23, 2002 pursuant to their terms.

(4) Mr. McCormick became our chief executive officer in November 1999, but continued serving as the executive vice president and chief technology officer of Bridge through December 1999. He was compensated for all of his services rendered to us in 1999 by Bridge.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table shows grants of stock options to each of our executive officers during 2001. The percentages in the table below are based on options to purchase a total of 6,001,103 shares of our common stock granted to all our employees and directors in 2001. The numbers are calculated based on the requirements of the SEC and do not reflect our estimate of future stock price growth.

                            OPTIONS GRANTED IN 2001

                                                    INDIVIDUAL GRANTS
                                ----------------------------------------------------------
                                  NUMBER OF      PERCENT OF
                                 SECURITIES     TOTAL OPTIONS
                                 UNDERLYING      GRANTED TO       EXERCISE
                                   OPTIONS      EMPLOYEES IN     PRICE PER     EXPIRATION     GRANT DATE
NAME                             GRANTED(1)         2001          SHARE(2)        DATE         VALUE(3)
-----------------------------   ------------   --------------   -----------   ------------   -----------
Robert A. McCormick .........     450,050            7.5%         $ 3.31       1/23/2011      $658,245
John M. Finlayson ...........     379,210            6.3%         $ 3.31       1/23/2011       554,634
David J. Frear ..............     313,376            5.2%         $ 3.31       1/23/2011       458,345
James D. Mori ...............     185,020            3.1%         $ 3.31       1/23/2011       270,611
Richard G. Bubenik ..........     182,264            3.0%         $ 3.31       1/23/2011       266,580

------------
(1) These options were granted subject to the approval by our stockholders of an amendment to our stock option plan increasing the number of shares issuable under the plan. As we did not submit the amendment to our stock option plan to a vote of our stockholders within the prescribed time period, these options lapsed on January 23, 2002 pursuant to their terms.

(2) Options were granted at the fair market value determined as of the date of grant.

(3) Options valued under the Black-Scholes option pricing methodology, which produces a per share option price of $1.46, using the following assumptions and inputs: expected option life of four years, expected price volatility of 50%, dividend yield of zero, and an interest rate of 4.79%, which was the average zero coupon interest rate at the time of grant for three and five year Treasury bonds. The actual value, if any, the employee may realize from these options will depend solely on the gain in stock price over the exercise price when the options are exercised.


AGGREGATE OPTION EXERCISES IN 2001 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth as of December 31, 2001, for each of our executive officers:

     - the total number of shares received upon exercise of options during 2001;

     - the value realized upon that exercise;

     - the total number of unexercised options to purchase our common stock;
and

     - the value of such options which were in-the-money at December 31, 2001.



                                                                         NUMBER OF
                                                                   SECURITIES UNDERLYING               VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                    SHARES                            DECEMBER 31, 2001               DECEMBER 31, 2001(1)
                                 ACQUIRED ON       VALUE     ----------------------------------   ------------------------------
NAME                               EXERCISE      REALIZED     EXERCISABLE     UNEXERCISABLE(2)     EXERCISABLE     UNEXERCISABLE
-----------------------------   -------------   ----------   -------------   ------------------   -------------   --------------
Robert A. McCormick .........        --            --                --           450,050                 --               --
John M. Finlayson ...........        --            --                --           379,210                 --               --
David J. Frear ..............        --            --           240,000           313,376                 --               --
James D. Mori ...............        --            --                --           185,020                 --               --
Richard G. Bubenik ..........        --            --           108,333           298,931             $7,583          $20,925

------------
(1) These values have been calculated on the basis of the last reported sale price of our common stock on the Nasdaq National Market as reported on December 31, 2001 of $0.57.

(footnotes continued from previous page)

(2) With respect to Messrs. McCormick, Finlayson, Frear and Mori, all of the options reflected in this column lapsed on January 23, 2002. With respect to Mr. Bubenik, 182,264 of the options reflected in this column lapsed on January 23, 2002.

ARRANGEMENTS WITH EXECUTIVE OFFICERS

     Arrangement with Mr. McCormick. On April 2, 2001, we entered into an agreement with Mr. McCormick, which agreement ratified the terms of Mr. McCormick's employment arrangements. The agreement provided that Mr. McCormick would serve as our chairman and chief executive officer effective as of January 3, 2000. Under this agreement, Mr. McCormick is entitled to a base salary of $400,000 per year. In addition, he is eligible to receive an annual incentive bonus of up to $750,000 based on the achievement of mutually agreed to objectives. Mr. McCormick is entitled to benefits commensurate with those available to other senior executives.

     In connection with his employment, Mr. McCormick received options to purchase 750,000 shares of our common stock at an exercise price of $.50 per share, 500,000 of which were granted on July 22, 1999 and 250,000 of which were granted on December 30, 1999. All of these options vested on the date of their grant. If Mr. McCormick were to resign, we would have the right to repurchase 375,000 shares as of December 31, 2001, all at the lower of $.50 per share or the fair market value thereof. This right will terminate with respect to (i) 125,000 shares on each of July 22, 2002 and 2003, (ii) 62,500 shares on each of December 30, 2002 and 2003 and (iii) with respect to all shares in the event of a change in control of our company, the sale of substantially all of our assets, if we terminate his employment without cause, or if he resigns for good reason. However, if we terminate Mr. McCormick's employment for cause, we will have the right to buy all shares not yet saleable at the price he paid for the shares. Mr. McCormick will have the right to exercise all options for one year after the termination of his employment, unless his employment was terminated for cause.

     In the event we terminate Mr. McCormick's employment without cause or if he terminates his employment for good reason, he will be entitled to receive a lump sum severance payment equal to his then current base annual salary, which will not be less than his highest annual salary paid by us. In the event of a change in control of our company, Mr. McCormick has agreed to remain with our company for a period of up to twelve months if the new management requests him to do so. A change of control, as defined in the agreement, includes a merger or consolidation of the company or a subsidiary with another company as a result of which more than fifty percent of the outstanding shares of the company after the transaction are owned by stockholders who were not stockholders of the company before the transaction. We will reimburse Mr. McCormick for any parachute taxes he would incur under the Internal Revenue Code of 1986, or the Internal Revenue Code, as a result of such a change in control. We may terminate Mr. McCormick's employment for cause at any time without notice, in which case he will not be entitled to any severance benefits.

     Arrangement with Mr. Finlayson. On December 28, 1999, we entered into an agreement with Mr. Finlayson pursuant to which he agreed to serve as our president and chief operating officer effective December 31, 1999. Under this agreement, Mr. Finlayson is entitled to a base salary of $400,000 per year. In addition, he will be eligible to receive an annual incentive bonus of up to $600,000 based on the achievement of mutually agreed to objectives. Mr. Finlayson will be entitled to benefits commensurate with those available to other senior executives.

     In connection with his employment, Mr. Finlayson received options to purchase 650,000 shares of our common stock at an exercise price of $.50 per share, 200,000 of which vested on December 31, 1999. The remaining 450,000 options vested on January 3, 2000, and the shares underlying these options became or will become saleable on a monthly pro rata basis over calendar years 2001, 2002 and 2003. Mr. Finlayson may sell all of his shares in the event of a change in control of our company, the sale of substantially all of our assets, if we terminate his employment without cause, or if he resigns for good reason. However, if we terminate Mr. Finlayson's employment for cause, we will have the right to buy all shares not yet saleable at the price he paid for the shares. Mr. Finlayson will have the right to exercise all options for one year after the termination of his employment unless his employment was terminated for cause.

     In the event we terminate Mr. Finlayson's employment without cause or if he terminates his employment for good reason, he will be entitled to receive a lump sum severance payment equal to his then current base annual salary, which will not be less than his highest annual salary paid by us. In the event of a change in control of our company, Mr. Finlayson has agreed to remain with our company for a period of up to twelve months if the new management requests him to do so. A change in control, as defined in the agreement, includes a merger or consolidation of the company or a subsidiary with another company as a result of which more than fifty percent of the outstanding shares of the company after the transaction are owned by stockholders who were not stockholders of the company before the transaction. We will reimburse Mr. Finlayson for any parachute taxes he would incur under the Internal Revenue Code as a result of such a change in control. We may terminate Mr. Finlayson's employment for cause at any time without notice, in which case he will not be entitled to any severance benefits.

     Arrangement with Mr. Frear. On June 14, 1999, we entered into an agreement with Mr. Frear pursuant to which he agreed to serve as our chief financial officer. Under this agreement, Mr. Frear is entitled to an annual base salary of $250,000, subject to periodic review and adjustment, and a discretionary annual bonus of approximately 50% of his base salary, based on his personal and overall corporate performance. Mr. Frear is entitled to medical, disability, 401(k), life insurance and other benefits in accordance with our general policies.

     In connection with his employment, on July 22, 1999, Mr. Frear received 400,000 options to purchase shares of our common stock at an exercise price of $.50 per share. All of these options have vested and been exercised. In addition, on February 14, 2000, Mr. Frear received 240,000 additional options at an exercise price of $24.00 per share. All of these options have vested. These options have a term of ten years.

     If we were to terminate Mr. Frear's employment without cause, or if Mr. Frear were to terminate his employment for good reason, Mr. Frear would be entitled to salary continuation and continuation of all benefits for one year following the termination of his employment and a pro rata payment of his bonus through the date of termination.

     Arrangement with Mr. Mori. On September 30, 1999, we entered into an agreement with Mr. Mori pursuant to which he became our executive vice president and general manager - Americas, effective October 1, 1999. Under this agreement, Mr. Mori is entitled to an annual base salary of $200,000, as well as a discretionary bonus of 50% to 100% of his base salary based on his personal and overall corporate performance. On October 29, 1999 and December 30, 1999, we granted Mr. Mori options to purchase 225,000 shares and 75,000 shares of our common stock, respectively, each at an exercise price of $.50 per share. All of Mr. Mori's options have vested. In the event Mr. Mori were to resign, we would have the right to repurchase any shares that have been purchased by Mr. Mori upon exercise of the options at fair market value or $.50 per share, whichever is lower. This repurchase right is terminated at the rate of 6,250 shares per month and will terminate on the fourth anniversary of the date of the grant. Under this agreement, Mr. Mori is entitled to benefits commensurate with those available to executives of comparable rank.

     In the event we terminate Mr. Mori's employment without cause after the second anniversary of his employment, and either we are not a public company or we are a public company and our shares on the date of termination trade at a price less than $15 per share, Mr. Mori will be entitled to receive a payment of $450,000. Mr. Mori will receive a similar payment if he were to resign as a result of an acquisition of more than 30% of our voting shares by an entity other than Bridge, if he were to be instructed to relocate from the St. Louis metropolitan area, or if he were to be reassigned to a position entailing materially reduced responsibilities or opportunities for compensation.

     Arrangement with Mr. Bubenik. On February 8, 2002, we entered an agreement with Mr. Bubenik pursuant to which he agreed to continue to serve as our executive vice president and chief technology officer. Under this agreement, Mr. Bubenik is entitled to an annual base salary of at least $200,000, subject to annual review, and an annual incentive bonus of approximately 50% of his base salary, based on his personal and overall corporate performance. In addition, Mr. Bubenik is entitled to benefits commensurate with those of executives of comparable rank.

     If we were to terminate Mr. Bubenik's employment without cause, or if Mr. Bubenik were to resign with good reason, Mr. Bubenik would be entitled to (1) continue to receive his then current base salary for a period of twelve months,
(2) a lump sum payment equal to the bonus declared for the preceding year, such amount being pro-rated for the period of January 1 of the year of termination through the date of termination (but in no event will such amount be less than one-half of the bonus declared for the preceding year), (3) that portion of the preceding year's declared bonus which was not yet paid to him, and (4) continue to receive all of the benefits that he was receiving on the date of his termination for a period of one year from the date of termination. Under the agreement, Mr. Bubenik has good reason to resign if we were to reassign him to a position with materially reduced responsibilities or compensation opportunities or if we were to relocate him from the metropolitan area in which he is located without his prior consent.


STOCK OPTION PLAN

     On July 22, 1999, the board adopted and our stockholders approved our 1999 stock option plan. On January 23, 2001, the compensation committee of the board of directors amended the stock option plan, subject to stockholder approval, to increase the number of shares of common stock subject to the plan by 12,000,000 shares from 12,000,000 to 24,000,000 shares. On October 25, 2001, the board of directors amended the stock option plan, subject to stockholder approval, to increase the number of shares from 24,000,000 to 30,000,000 and to impose a limit of 3,000,000 shares of common stock that may be awarded to any single individual under the option plan in any calendar year. On February 22, 2002, the board again amended the stock option plan, subject to stockholder approval, to increase the number of shares from 30,000,000 to 46,000,000 shares and to increase the individual limit for option grants under the stock option plan from 3,000,000 shares per person per year to 10,000,000 shares per person per year. The stock option plan, as amended by these three amendments, was approved by written consent of holders of a majority of our outstanding shares of common stock on March 6, 2002. The option plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code of 1986, and options that do not qualify as incentive stock options. Grants may be made under our stock option plan to employees and directors of our company or any related company and to any other individual whose participation in the stock option plan is determined by our board of directors to be in our best interests. As of March 31, 2002, options to purchase 34,098,268 shares of common stock were outstanding under our stock option plan. No options may be granted under our stock option plan after July 22, 2009.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. McInerney and Welsh, who both serve on our board of directors and on the compensation committee of our board of directors, also served as directors of Bridge, one of our principal stockholders, until February 2001. Mr. McInerney served as the chairman of the executive committee of the board of Bridge, which assumed the responsibilities of the chief executive officer of Bridge, from November 2000 until February 2001. In addition, Messrs. McInerney and Welsh are general partners of Welsh, Carson and affiliated entities, which collectively are a principal stockholder of our company and were also a principal stockholder of Bridge.

     In 2001, none of our executive officers served as a director or member of the compensation committee of another entity whose executive officers had served on our board of directors or on our compensation committee.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION FOR 2001

     Our compensation committee reviews, analyzes and recommends compensation programs to our board of directors and administers and grants awards under our 1999 stock option plan. During 2001, the compensation committee consisted of Thomas E. McInerney and Patrick J. Welsh. None of these directors are current or former employees of our company.

Compensation Policies Toward Executive Officers

     The compensation committee has structured its compensation policies to achieve the following goals:

     o attract, motivate and retain experienced and qualified executives;

     o increase the overall performance of the company;

     o increase stockholder value; and

     o increase the performance of individual executives.

     To achieve these objectives, the compensation program for our executive officers consists principally of three elements: base salary, cash bonuses and long-term incentive compensation in the form of participation in our 1999 stock option plan.

     The compensation committee seeks to provide competitive salaries based upon individual performance together with cash bonuses awarded based on our overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. In addition, it is our policy to grant stock options to executives upon their commencement of employment and periodically thereafter in order to strengthen the alliance of interest between such executives and stockholders and to give executives the opportunity to reach the top compensation levels of the competitive market depending on our performance.

     The following describes in more specific terms the elements of compensation that implement the compensation committee's compensation policies, with specific reference to compensation reported for 2001:

     Base Salaries. Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at peer public companies in the same geographic region. To ensure retention of qualified management, we have entered into employment agreements with five of our executive officers. The terms of such agreements were the results of arms-length negotiations between us and each executive officer. You can find further information regarding the employment agreements of the executive officers under the heading "Arrangements with Executive Officers," above. The agreements establish the base salary for each officer during the term of the agreement. We will review the salaries for the executives annually and, if appropriate, adjust based on individual performance, increases in general levels of compensation for executives at comparable firms and our overall financial results.

     Bonuses. The compensation committee also considers the payment of cash bonuses as part of its compensation program. Annual cash bonuses reflect a policy of requiring a certain level of company financial and operational performance for the prior fiscal year before any cash bonuses are earned by executive officers. In general, the compensation committee has tied potential bonus compensation to performance factors, including the executive officer's efforts and contributions towards obtaining company objectives and the company's overall growth. The employment agreements of each of the executive officers provide that each of these employees will be entitled to a bonus consisting of cash in an amount determined before the conclusion of each fiscal year.

     Stock Options. A third component of executive officers' compensation is our 1999 stock option plan, pursuant to which we grant executive officers and other employees options to purchase shares of our common stock. The compensation committee grants stock options to executives in order to align their interests with the interests of our stockholders. Stock options are considered by the compensation committee to be an effective long-term incentive because the executives' gains are linked to increases in the stock value that in turn provides stockholder gains.

     The compensation committee generally grants options to new executive officers and other key employees upon their commencement of employment with us and periodically thereafter. The options generally are granted at an exercise price equal to the market price of our common stock at the date of the grant. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value for our stockholders through appreciation of stock price. We believe that stock options have been helpful in attracting and retaining skilled executive personnel. In 2001, we granted a total of 1,509,920 stock options to our executive officers. The per share option exercise price of such options was equal to the fair market value of our common stock at the date of grant. These options were granted subject to the approval by our stockholders of an amendment to our stock option plan increasing the number of shares issuable under the plan. As we did not submit the amendment to our stock option plan to a vote of our stockholders within the prescribed time period, these options lapsed on January 23, 2002 pursuant to their terms. In light of the fact that these options lapsed, the compensation committee granted new options to purchase shares of our common stock to the affected option holders in March of 2002.

     Other. We have a contributory retirement plan for our employees (including executive officers) age 21 and over. Employees are eligible to begin participation on a quarterly basis. This 401(k) plan provides that each participant may contribute up to 15% of his or her salary (not to exceed the annual statutory limit). We generally make matching contributions to each participant's account equal to 50% of the participant's contribution up to 6% of the participant's annual compensation, but in a total amount not to exceed $2,400 per year.


Chief Executive Officer Compensation

     The executive compensation policy described above has been applied in setting Mr. McCormick's 2001 compensation. Mr. McCormick generally participates in the same executive compensation plans and arrangements available to the other executives. Accordingly, his compensation consists of annual base salary, annual bonus, and long-term equity-linked compensation. The compensation committee's general approach in establishing Mr. McCormick's compensation is to be competitive with peer companies. In addition, the specific 2001 compensation elements for Mr. McCormick's compensation were determined in light of his level of responsibility, performance, current salary and other compensation awards. Mr. McCormick's compensation during the year ended December 31, 2001 included $400,000 in base salary. Mr. McCormick did not receive a cash bonus for the fiscal year ended December 31, 2001. Mr. McCormick's salary for 2001 was consistent with the compensation committee's policy of being competitive with the compensation of chief executive officers of peer companies. In addition, we granted Mr. McCormick options to purchase 450,050 shares of common stock in 2001, all of which lapsed on January 23, 2002 pursuant to their terms.


Compensation Deductibility Policy

     Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if specified requirements are met. The board of directors and the compensation committee reserve the authority to award non-deductible compensation in circumstances they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of
Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding our efforts, that compensation intended by us to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

                        Submitted by the Compensation Committee for fiscal 2001, Thomas E. McInerney and Patrick J. Welsh


AUDIT COMMITTEE REPORT FOR FISCAL 2001

     In accordance with its written charter adopted by the board of directors, the audit committee of the board assists the board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. The audit committee has reviewed and discussed our audited financials for the fiscal year ended December 31, 2001 with our management. The audit committee has discussed with Deloitte & Touche LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61. The audit committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 and discussed with Deloitte & Touche LLP its independence. Based on the review and discussions described above, the audit committee recommended to the board of directors that our audited financial statements be included in our annual report on Form 10-K for the fiscal year ended December 31, 2001.

                                        Submitted by the Audit Committee,
                                        Clyde A. Heintzelman, Norman K. Korey
                                        and Kevin J. Wiley


                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following graph compares the total stockholder return on our common stock since our initial public offering on February 14, 2000 with the total return of the Nasdaq Composite Index and our peer group for the same period. Our peer group consists of the following publicly traded companies that have common stock listed on the Nasdaq National Market: Internap Network Services Corporation, Globix Corporation, USInternetworking, Inc., Digex, Incorporated, Genuity Inc., and Interliant, Inc.

     This graph assumes that $100 was invested in our common stock, in the Nasdaq Composite Index and in our peer group on February 15, 2000, and that all dividends were reinvested.


                               [GRAPHIC OMITTED]


     The points on the graph represent the following numbers:

                                    FEBRUARY 15, 2000     DECEMBER 31, 2000     DECEMBER 31, 2001
                                   -------------------   -------------------   ------------------
SAVVIS .........................        $ 100.00               $  3.65              $  2.38
Nasdaq National Market .........        $ 100.00               $ 55.88              $ 44.12
Peer Group .....................        $ 100.00               $ 11.45              $  1.06

                             OWNERSHIP OF SECURITIES


OWNERSHIP OF OUR VOTING STOCK

     The following table provides you with information about the beneficial ownership of shares of our voting stock as of March 31, 2002, by:

     o each person or group that, to our knowledge, beneficially owns more than 5% of the outstanding shares of a class of voting stock;

     o each of our directors and executive officers; and

     o all of our directors and executive officers as a group.

     The persons named in the table have sole voting and investment power with respect to all shares of voting stock shown as beneficially owned by them, subject to community property laws where applicable and unless otherwise noted in the notes that follow. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days of March 31, 2002, are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Percentage of beneficial ownership is based on 91,762,022 shares of common stock and 158,070 shares of Series A convertible preferred stock outstanding as of March 31, 2002.

     The "Total Voting Power" column reflects each listed individual's or entity's percentage of actual ownership of all voting securities of our company. As a result, this column excludes any shares of common stock subject to options and warrants, as holders of those securities will not be entitled to vote with respect to such securities unless such securities are exercised.

     Unless otherwise indicated below, the address for each listed director and executive officer is SAVVIS Communications Corporation, 12851 Worldgate Drive, Herndon, Virginia 20170.


                                                                                                                         TOTAL
                                                                                            SERIES A CONVERTIBLE         VOTING
                                                             COMMON STOCK                   PREFERRED STOCK (1)          POWER
                                                  ----------------------------------   ------------------------------   -------
                                                            # OF               % OF                             % OF
NAME OF BENEFICIAL OWNER                                   SHARES             CLASS         # OF SHARES        CLASS      (%)
-----------------------------------------------   ------------------------   -------   --------------------   -------   -------
5% STOCKHOLDER
Welsh, Carson, Anderson & Stowe ...............          164,793,146 (2)        68%           111,774 (3)        71%       54%
Reuters Holdings Switzerland SA ...............           54,737,040 (4)        37%            40,870            26%       18%
BIS Administration, Inc. (5) ..................           45,483,702            50%                --            --        15%
General Electric Capital Corporation ..........            9,647,258 (6)        10%                --            --        --
Nortel Networks, Inc. .........................            6,431,505 (7)         7%                --            --        --
EXECUTIVE OFFICERS AND DIRECTORS
Robert A. McCormick ...........................              750,000             *                 --            --         *
John M. Finlayson .............................              673,000 (8)         *                 --            --         *
David J. Frear ................................              560,000 (9)         *                 --            --         *
Richard Bubenik ...............................              210,265 (10)        *                 --            --         *
James D. Mori .................................              300,000             *                 --            --         *
Clyde A. Heintzelman ..........................               15,000 (11)        *                 --            --         *
Patrick J. Welsh ..............................          166,177,017 (12)       68%           112,797 (13)       71%       55%
Thomas E. McInerney ...........................          166,073,418 (14)       68%           112,690 (15)       71%       55%
John D. Clark .................................               10,714 (16)        *                  8             *         *
James E. Ousley ...............................                5,000            --                 --            --         *
James P. Pellow ...............................                5,000            --                 --            --         *
All executive officers and directors as a group
 (11 persons) .................................          170,051,625            65%           113,713            72%       56%

----------
  * Less than one percent.

(footnotes continued from previous page)

(1) As of March 31, 2002, holders of Series A convertible preferred stock were entitled to approximately 1,339 votes for each share of preferred stock that they own. On that date, each share of Series A convertible preferred stock, including accrued and unpaid dividends, was convertible into approximately 1,339 shares of common stock.

(2) Includes 15,268,631 shares of common stock held by Welsh, Carson, Anderson & Stowe VI, L.P., which we refer to as WCAS VI, 11,447,058 shares beneficially held by Welsh, Carson, Anderson & Stowe VII, L.P., which we refer to as WCAS VII, 65,357 shares beneficially held by WCAS Information Partners, L.P., which we refer to as WCAS IP, 667,761 shares held by WCAS Capital Partners II, L.P., which we refer to as WCAS CP II, 137,309,518 shares beneficially held by WCAS VIII, and 34,822 shares beneficially held by WCAS Management Corporation, which we refer to as WCAS Management. 10,632,673 of the shares beneficially owned by WCAS VI, 7,971,492 of the shares beneficially owned by WCAS VII, 131,059,518 of the shares beneficially owned by WCAS VIII and all of the shares beneficially owned by WCAS Management are issuable upon the conversion of the shares of Series A convertible preferred stock, including accrued and unpaid dividends through March 31, 2002, issued by us to these entities under a securities purchase agreement dated as of March 6, 2002. The respective sole general partners of WCAS VI, WCAS VII, WCAS IP, WCAS CP II and WCAS VIII are WCAS VI Partners, L.P., WCAS VII Partners, L.P., WCAS INFO Partners, WCAS CP II Partners and WCAS VIII Associates, LLC.

    The individual general partners of each of these partnerships include some or all of Bruce K. Anderson, Russell L. Carson, John D. Clark, Anthony J.
    de Nicola, James B. Hoover, D. Scott Mackesy, Thomas E. McInerney, Robert A. Minicucci, James R. Matthews, Charles G. Moore, III, Andrew M. Paul, Paul B. Queally, Jonathan M. Rather, Lawrence B. Sorrel, Richard H. Stowe, Sanjay Swani, Laura M. Van Buren and Patrick J. Welsh. The individual general partners who are also directors of the company are Thomas E. McInerney, Patrick J. Welsh and John D. Clark. Each of the foregoing persons may be deemed to be the beneficial owner of the common stock owned by the limited partnerships of whose general partner he or she is a general partner. The address of Welsh, Carson, Anderson & Stowe is 320 Park Avenue, New York,
    NY 10022.

(3) Includes 7,939 shares of Series A convertible preferred stock held by WCAS VI, 5,952 shares of Series A convertible preferred stock held by WCAS VII, 97,857 shares of Series A convertible preferred stock held by WCAS VIII, and 26 shares of Series A convertible preferred stock held by WCAS Management.

(4) Consists of 54,737,040 shares of common stock issuable upon the conversion of the shares of our Series A convertible preferred stock, including accrued and unpaid dividends through March 31, 2002, acquired by Reuters SA on March 18, 2002 upon conversion of its 12% convertible senior secured notes due 2005, including accrued and unpaid interest, as described below under the heading "Transactions with Affiliates -- Transactions with Reuters." Such shares of Series A convertible preferred stock are convertible at any time at the holder's option. According to Schedule 13G filed by Reuters SA on March 20, 2002, Reuters SA has both shared voting power and share disposition power with Reuters Group PLC over the common stock issueable upon the conversion of its shares of our Series A convertible preferred stock. The principal executive offices of Reuters SA are located at 153 route de Thonon, 1245 Collange-Bellerive, Switzerland. Reuters SA is an indirect subsidiary of Reuters Group PLC, a public limited liability company registered in England and Wales with its principal executive offices located at 85 Fleet Street, London EC4P 4AJ, England.

(5) The address of BIS Administration, Inc. is 875 Third Avenue, 27th floor, New York, New York 10022. Bridge will distribute all of the shares of our common stock it owns to its secured creditors.

(6) Consists of 9,647,258 shares of common stock subject to warrants that are currently exercisable.

(7) Consists of 6,431,505 shares of common stock subject to warrants that are currently exercisable.

(8) Includes 37,500 shares of common stock held in trust for the benefit of Mr. Finlayson's children.

(9) Includes 240,000 shares of common stock subject to options that are exercisable within 60 days of March 31, 2002.

(10) Includes 137,499 shares of common stock subject to options that are exercisable within 60 days of March 31, 2002.

(11) Includes 15,000 shares of common stock subject to options that are exercisable within 60 days of March 31, 2002.

(footnotes continued from previous page)


(12) Includes 164,727,789 shares held by Welsh, Carson, Anderson & Stowe, as described in note 2 above. Also includes 1,370,100 shares issuable upon the conversion of the shares of Series A convertible preferred stock individually held by Mr. Welsh, including accrued and unpaid dividends through March 31, 2002, and 15,000 shares of common stock subject to options that are exercisable within 60 days of March 31, 2002.

(13) Includes 111,774 shares of Series A convertible preferred stock held by Welsh, Carson, Anderson & Stowe, as described in note 3 above.

(14) Includes 164,793,146 shares held by Welsh, Carson, Anderson & Stowe, as described in note 2 above. Also includes 1,226,795 shares issuable upon the conversion of the shares of Series A convertible preferred stock held by Mr. McInerney, including accrued and unpaid dividends through March 31, 2002, and 15,000 shares of common stock subject to options that are exercisable within 60 days of March 31, 2002.

(15) Includes 111,774 shares of Series A convertible preferred stock held by Welsh, Carson, Anderson & Stowe, as described in note 3 above.

(16) Consists of 10,714 shares issuable upon the conversion of the shares of Series A convertible preferred stock held by Mr. Clark, including accrued and unpaid dividends through March 31, 2002.

TRANSACTIONS WITH AFFILIATES

     Mr. Roscoe, who served as a director of our company from November 2000 until his resignation on October 31, 2001, was also the president and chief operating officer of Bridge, one of our principal stockholders, from May 2000 until October 2001 and the co-chief executive officer of Bridge from February 2001 until October 2001. Mr. McInerney served as the chairman of the executive committee of the board of Bridge, which assumed the responsibilities of the chief executive officer of Bridge, from November 2000 until February 2001. Messrs. McInerney and Welsh, who serve as directors of our company, also served as directors of Bridge until February 2001. In addition, Messrs. McInerney, Welsh and Clark are general partners of Welsh, Carson and affiliated entities, which collectively are a principal stockholder of our company and are also a principal stockholder of Bridge.

     TRANSACTIONS WITH WELSH, CARSON. On February 7, 2000, we entered into a registration rights agreement with WCAS VIII and Bridge, pursuant to which we granted WCAS VIII customary registration rights, including demand registration rights and piggy-back registration rights, with respect to the 6,250,000 shares of our common stock that WCAS VIII purchased from Bridge following the initial public offering of our common stock. On February 16, 2001, we entered into a securities purchase agreement and related agreements and documents with two investment entities and several individuals affiliated with Welsh, Carson. Pursuant to the terms of the securities purchase agreement, the entities and individuals affiliated with Welsh, Carson purchased $20,000,000 aggregate principal amount of our 10% convertible senior secured notes due 2006. Subject to the terms of the notes, the holders of the notes had the right, at their option at any time, to convert all or any portion of the unpaid principal amount of the notes, together with accrued interest, into such number of shares of our common stock as is obtained by dividing the total amount so to be converted by the conversion price of $1.3125. In connection with this transaction, we granted the Welsh, Carson entities and individuals customary registration rights with respect to the shares of our common stock issuable upon conversion of the notes, including demand registration rights and piggy-back registration rights under a registration rights agreement dated February 20, 2000.

     On March 18, 2002, several investment entities and several individuals affiliated with Welsh, Carson purchased 117,200 shares of our Series A convertible preferred stock at a purchase price of $1,000 per share in exchange for all of the 10% convertible senior secured notes held by them, together with accrued and unpaid interest, indebtedness of our company acquired from one of our equipment vendors and cash in accordance with the terms of a securities purchase agreement, dated as of March 6, 2002. In addition, on that date, all of the 12% convertible senior secured notes due 2005 held by Reuters Holdings Switzerland SA, a socie'te' anonyme organized under the laws of Switzerland, or Reuters, were converted into 40,870 shares of Series A convertible preferred stock in accordance with the terms of such notes. See below under "--Transactions with Reuters." Each share of Series A convertible preferred stock is convertible at the holder's option, into a whole number of shares of common stock which is equal to the accreted value of the share plus all accrued and unpaid dividends on the share through the conversion date divided by the conversion price, which initially is $0.75 per share. The holders of Series A convertible preferred stock are entitled to vote together as one class with the holders of the common stock on all matters submitted to the vote of stockholders. In addition, we may not take specified actions without the prior vote or consent of at least 66- 2/3% of the outstanding shares of Series A convertible preferred stock, voting as a separate class.

     In connection with the issuance of the Series A convertible preferred stock, on March 6, 2002, we entered into an investor rights agreement with Welsh, Carson and affiliated entities and individuals, Reuters, and various other investors. As a result, the registration rights agreement with Bridge and WCAS VIII, dated as of February 7, 2000, the registration rights agreement with various Welsh, Carson entities and individuals, dated as of February 20, 2000, and the registration rights agreement with Reuters, dated as of May 16, 2001 (as described below), were terminated. Under the investor rights agreement, we granted the Welsh, Carson entities and individuals, Reuters and the other investors customary registration rights with respect to the shares of common stock issuable upon conversion of the Series A convertible preferred stock and warrants issued to two of the other investors, including demand registration rights and piggy back registration rights. In addition, under the investor rights agreement, we granted some investors the right to purchase all or any part of its pro rata share of any securities that we may from time to time propose to sell and issue, with specified exceptions.

     Finally, under the investor rights agreement, so long as WCAS VIII or its permitted transferees, or any other investors that may in the future become a party to the investor rights agreement, owns Series A convertible preferred stock representing at least 10% of our outstanding voting power, or WCAS VIII and its affiliates, or any other investor that may in the future become a party to the investor rights agreement, own capital stock representing at least 5% of our outstanding voting power, they have the right to nominate for election to the board a number of directors equal to the total number of members of the board of directors multiplied by the percentage of the outstanding voting stock represented by the voting stock owned by such investor, rounded down to the nearest whole number. Accordingly, in the event that WCAS VIII and its affiliates own voting stock representing more than 50% of the voting power represented by the outstanding voting stock, they may appoint at least half of the members of the board. In addition, WCAS VIII and its affiliates will be entitled to nominate at least one director for election to the board as long as they own in the aggregate voting stock representing at least 5% of the total voting power of all our outstanding voting stock. If an investor ceases to own a sufficient number of shares of our voting stock to entitle it to nominate the number of directors it then has on the board of directors, it must use its best efforts to promptly cause the resignation of one or more of its designated directors. The right to nominate directors will cease upon the earlier to occur of the date on which no shares of Series A convertible preferred stock are outstanding and the date on which Welsh, Carson and its permitted transferees own Series A convertible preferred stock representing less than 10% of our then outstanding voting power or capital stock representing less than 5% of our outstanding voting power.

     We also entered into a letter agreement, dated as of March 6, 2002, with WCA Management Corporation, an entity affiliated with Welsh, Carson, under which we agreed to pay a fee of $1.1 million to WCA Management Corporation as consideration for the strategic financial and advisory services rendered by it in connection with the securities purchase agreement and the restructuring of some of our debt arrangements. We also agreed to reimburse WCA Management Corporation for all reasonable out-of-pocket expenses incurred by it or its affiliates in connection with the securities purchase agreement and the debt restructurings.

     TRANSACTIONS WITH REUTERS. On May 16, 2001, we entered into a securities purchase agreement and certain related agreements and documents with Reuters. Pursuant to the terms of the securities purchase agreement, Reuters purchased $37,500,000 aggregate principal amount of our 12% convertible senior secured notes due 2005. In connection with this transaction, we granted Reuters customary registration rights with respect to the shares of our common stock issuable upon conversion of the notes, including demand registration rights and piggy-back registration rights under a registration rights agreement dated as of May 16, 2001. On May 16, 2001, we also executed a side letter granting Reuters and its successors, assigns and affiliates the right, for so long as they hold any of our notes or preferred stock or common stock comprising or convertible into at least 5% of our outstanding voting stock, among other things, to (1) designate an observer to attend all meetings of our board of directors or any board committees, and (2) to nominate and elect such number of directors, but not fewer than one, equal to the product of the percentage of the voting power held by Reuters on a fully-diluted, as-converted basis, multiplied by the number of seats on the registrant's board of directors (rounded down to the nearest whole number). In accordance with the terms of this letter, Reuters has appointed an observer to attend all meetings of our board of directors and committee meetings.

     On March 18, 2002, in connection with the purchase by affiliates of Welsh, Carson of 117,200 of our shares of Series A convertible preferred stock, all of the 12% convertible senior secured notes due 2005 held by Reuters, together with accrued and unpaid interest, in an aggregate amount of approximately $40.9 million, were converted into 40,870 shares of Series A convertible preferred stock in accordance with the terms of such notes. In addition, the existing registration rights agreement with Reuters was terminated and replaced with the investor rights agreement. See above under "-- Transactions with Welsh, Carson."

     In connection with the filing of a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Eastern District of Missouri by Bridge, one of our principal stockholders and our largest customer in the years ended December 31, 2000 and

2001, on September 28, 2001 affiliates of Reuters acquired a portion of the assets of Bridge. In connection with the asset acquisition, on September 28, 2001 Reuters Limited entered into a network services agreement with us, pursuant to which we agreed to provide internet protocol network services, internet access, and colocation services for a period of five years with respect to the customers of Bridge that were acquired by affiliates of Reuters. The network services agreement calls for a minimum purchase of these services of $96 million in year one, $90 million in year two, $84 million in year three and $48 million in each of years four and five, for a total of $366 million, less payments made by Bridge to us between May 3, 2001 and September 28, 2001. The network services agreement also provides that our network must perform in accordance with specific quality of service standards. In the event we do not meet the required quality of service levels, Reuters Limited would be entitled to credits, and, in the event of a material breach of such quality of service levels, Reuters Limited would be entitled to terminate the network services agreement. As a result of the network services agreement, Reuters Limited has become our largest customer. In connection with the network services agreement, we also entered into a transitional services agreement with Reuters Limited, pursuant to which Reuters Limited has agreed to provide us with technical, administrative and other services, including help desk support, installation, maintenance and repair of equipment, customer related services such as processing service orders, accounting functions and the provision of warehousing and other facilities, pending us establishing our own capabilities. On September 28, 2001, we also entered into a co-location agreement with Reuters America, pursuant to which we granted Reuters America the right to use portions of our data center in Missouri. The co-location agreement has an initial term of five years and may be renewed by Reuters America, at its option, for additional one-year periods. However, the agreement will terminate concurrently with the network services agreement.

     TRANSACTIONS WITH BRIDGE. In February 2000, we entered into several agreements with Bridge, including:

   o a master establishment and transition agreement, under which we acquired Bridge's global internet protocol network for $77 million;

   o a network services agreement, under which we provided Bridge with network services for the collection and distribution of the financial information provided by Bridge to its customers and for Bridge's internal managed data network needs. Under the terms of this agreement, Bridge agreed to pay us a minimum of $132 million and $145 million for network services in 2001 and 2002, respectively. As a result, Bridge was our largest customer through the fall of 2001, accounting for approximately 80% of our revenues in 2000 and approximately 55% of our revenues in 2001;

   o a technical services agreement and an administrative services agreement, under which Bridge provided us with various technical and administrative services, including help desk support, installation, maintenance and repair of equipment, customer related services, management of the colocation of third-party equipment in our facilities, payroll and accounting functions, benefit management and the provision of office space;

   o local network services agreements in most jurisdictions outside the United States, under which the charges that we paid for the local circuit between our distribution frame and the Bridge customer premises were charged back to Bridge at rates intended to recover our costs;

   o equipment colocation permits, providing us with the ability to keep the equipment that was purchased from Bridge in the facilities in which they were located;

   o sublease with General Electric Capital Corporation, which we refer to as GECC, under which we subleased from Bridge some of the network assets that Bridge leased from GECC. The terms of the GECC sublease mirrored the GECC master lease. On January 25, 2002, we entered into a direct lease agreement with GECC with respect to the network assets covered by the sublease on similar economic terms as the sublease between Bridge and our company; and

   o a promissory note in favor of Bridge in the principal amount of $21,565,751, which matured on February 18, 2001 and bore interest at a rate of 8% per year. At December 31, 2001, the amount due under the note was approximately $23 million.

     In connection with Bridge's bankruptcy filing, in September and October of 2001, affiliates of Reuters and Moneyline Networks, Inc. respectively, acquired substantially all of Bridge's assets out of bankruptcy. In addition, we entered into a network services agreement with Reuters Limited and a binding letter of intent to enter into a network services agreement with Moneyline Networks and we ceased performing under the network services agreement with Bridge. Reuters Limited and Moneyline Networks also agreed to provide technical, administrative and colocation services to us for a transitional period, effectively replacing the related Bridge agreements.

     On May 3, 2001, we entered into a court approved settlement agreement with Bridge, as amended on December 31, 2001 and January 8, 2002, which set forth the terms of our interim financing between the time of the court's initial approval of the sale of Bridge's assets to Reuters and the closing of the sale of such assets. On February 8, 2002, we entered into an agreement resolving all outstanding issues between us and BIS Administration, Inc., the successor to Bridge, which was approved by the bankruptcy court on February 13, 2002. Under this agreement, in consideration of a cash payment of $11,850,000 to be made by us to Bridge, Bridge agreed to offset our indebtedness under the promissory note and additional amounts owed by us to Bridge, less various amounts owed by Bridge to us, in a total amount of $27.5 million. We made such cash payment to Bridge upon completion of the sale of the Series A convertible preferred stock to Welsh, Carson on March 18, 2002. Under the Bridge settlement agreement, we also agreed to assign to Bridge any remaining claims held by us against any of Bridge's affiliates outside the United States, other than Canada. With respect to Canada, Bridge's Canadian affiliate, which has filed for bankruptcy in Canada, will distribute to us a share of its remaining assets. Under the agreement, we also agreed to reimburse Bridge in an amount of $.9 million for payments made by Bridge to one of our creditors. Under the agreement, Bridge and we agreed to pay various mechanics' liens that were asserted against real property and data centers owned by Bridge and leased or occupied by us, for which we have partly reimbursed Bridge. Under the agreement, Bridge and we have also agreed to waive all claims against each other and release each other from liability arising from transactions between us up to and including the date of the agreement. Finally, under the agreement, Bridge has the right to designate one board representative for a term expiring upon the earlier to occur of the expiration of 3 years from the date of the agreement, the date on which Bridge's ownership of our outstanding voting stock falls below 20%, or the date on which Bridge distributes the shares of our common stock it holds to its creditors. Bridge has not appointed a board member, but instead has appointed an observer to attend all meetings of our board of directors. However, under the agreement, Bridge retains the right to appoint a board member in the future.

     On February 13, 2002, the Bankruptcy Court for the Eastern District of Missouri approved a plan of liquidation in the Bridge case, which provided, among other things, for the approval of the settlement agreement dated February 8, 2002 with BIS Administration, Inc. and the rejection by Bridge of all of its executory agreements, including the master establishment and transition agreement, the network services agreement, the administrative services agreement and the technical services agreement. As a result, all of these agreements were terminated.

     As of February 18, 2000, we entered into a ground lease with Bridge Data Company relating to the parcel of land located in St. Louis County, Missouri upon which we constructed a data center. The ground lease has a term of 99 years and rent is due monthly at the rate of approximately $27,443 per month commencing as of December 1, 2001, subject to annual 2% increases. Under the ground lease, we have the right to purchase the land at a price equal to the greater of $2,999,997 or the fair market value of the land to be determined as if the land were not improved and were not encumbered by the ground lease. Upon the occurrence of specified events, Bridge has the right to require us to purchase the land. The land underlying the lease was sold to affiliates of Reuters pursuant to the asset purchase agreement between Bridge and these affiliates and accordingly this lease was assumed by affiliates of Reuters.

     NORTEL NETWORKS. We entered into a credit agreement, dated as of June 30, 2000, with Nortel Networks, Inc., which we refer to as Nortel Networks, for the financing of approximately $38 million of network equipment and services. On September 5, 2000, this agreement was amended and restated, resulting in an increase to a $235 million advancing term loan facility for the purpose of financing a portion of our costs to purchase network equipment and installation services from Nortel Networks and to pay various third party expenses. Bridge's bankruptcy filing constituted an event of default under our term loan facility with Nortel Networks, resulting in approximately $82 million of outstanding amounts owed to Nortel Networks becoming immediately due and payable, as well as the automatic termination of the remaining $153 million commitment. From March 2001 to March 2002 we did not pay interest and other fees due under the credit agreement. During this period, Nortel Networks provided waivers on all defaults under the credit agreement.

     On March 15, 2002, the company, Nortel Networks and WCAS VIII and several affiliated entities entered into an assignment, acceptance and amendment, providing for the assignment by Nortel Networks of the outstanding loans and accrued interest under the credit facility to WCAS VIII and affiliated entities in exchange for a cash payment. On March 18, 2002, WCAS VIII and affiliated entities exchanged this debt for shares of our Series A convertible preferred stock. In consideration of Nortel Networks entering into the assignment, acceptance and amendment, on March 15, 2002, we entered into a warrant agreement with Nortel Networks pursuant to which we issued to Nortel Networks, on March 18, 2002, a warrant to purchase 6,431,505 shares of our common stock. The warrant is exercisable by Nortel Networks at any time for a period of five years from the date of issuance, and has an exercise price of $0.75 per share, subject to anti-dilution adjustments. In connection with these agreements, Nortel Networks agreed to amend the global purchase agreement between Nortel Networks and our company, dated June 30, 2000, under which we had agreed to purchase equipment and services from Nortel Networks. In addition, we entered into an agreement and mutual release with Nortel Networks, under which, among other things, Nortel Networks agreed to release us from all claims relating to the credit agreement and related documents and the purchase agreement, and we agreed to release Nortel Networks from claims relating to these agreements.

     GECC. In February 2000, we entered into a sublease with Bridge, under which our company, as lessee, leased network assets under capital leases with Bridge, as sublessor. As of December 31, 2001, the amount of our obligations under this sublease was $25 million. Bridge leased the underlying assets from GECC. On January 25, 2002, we entered into a direct lease with GECC with respect to the network assets covered by the sublease on similar economic terms as our sublease with Bridge.

     On March 28, 2000, we entered into a master lease agreement with GECC relating to network assets. From April 2001 until March 2002 we did not pay our monthly amounts due to GECC under our capital lease obligations, causing a default in our agreement with GECC. During this period, GECC provided us with waivers on all defaults under the capital lease obligations. On March 8, 2002, we entered into an amended and restated master lease agreement with GECC for an aggregate principal amount of $56.5 million. The amended and restated master lease agreement provides for a 12% interest rate, and interest is not payable in cash until after December 31, 2004. The principal amount under the amended and restated master lease agreement is due on March 8, 2007. In connection with the amendment of the master lease agreement, we granted GECC a security interest in substantially all assets of our company, other than our data center in St. Louis, Missouri. In consideration of GECC entering into the amended and restated master lease agreement, we issued to GECC a warrant to purchase 9,647,258 shares of our common stock. The warrant is exercisable by GECC at any time for a period of five years from the date of issuance, and has an exercise price of $0.75 per share, subject to anti-dilution adjustments.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT.

     Section 16(a) of the Securities and Exchange Act of 1934 requires directors and executive officers and persons who own more than 10% of a registered class of equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our company. Such reporting persons are required by rules of the SEC to furnish us with copies of all section 16(a) reports they file. To our knowledge, based solely upon a review of section 16(a) reports furnished to us for fiscal 2001 and written representations that no reports on Form 5 were required, we believe that our directors, executive officers and greater than ten percent stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2001.

                     INTRODUCTION TO PROPOSALS 2, 3 AND 4
          RELATING TO A REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK


GENERAL

     Our board of directors is seeking approval of three amendments to our amended and restated certificate of incorporation, as amended, to effect three different proposed reverse splits of our issued and outstanding common stock at the ratios of 1-for-3, 1-for-7 and 1-for-10 at any time before our next annual meeting of stockholders. Each of the proposed reverse stock splits would combine a whole number of outstanding shares of our common stock into one share of common stock, thus reducing the number of outstanding shares without any corresponding change in our par value or market capitalization. As a result, the number of shares of our common stock owned by each stockholder would be reduced in the same proportion as the reduction in the total number of shares outstanding, so that the percentage of the outstanding shares owned by each stockholder would remain unchanged. If the amendments are approved by our stockholders, our board of directors will subsequently have the authority, in its sole discretion, to determine whether or not to proceed with a reverse stock split. If the board of directors determines, based on factors such as prevailing market and other relevant conditions and circumstances and the trading prices of our common stock at that time, that a reverse stock split is in our best interests and in the best interests of our stockholders, it may effect, at such time as it deems appropriate, one of the reverse stock splits approved by our stockholders without further approval or authorization of our stockholders. The text of the proposed amendments are provided in Annex B, C and D, respectively.

     Upon the filing of one of the amendments to our certificate of incorporation with the Delaware secretary of state, the other amendments approved by our stockholders would be deemed abandoned, without any further effect. Moreover, the board of directors reserves the right, even after stockholder approval, to forego or postpone the filing of any of the amendments if it determines such action is not in our best interests or the best interest of our stockholders. If none of the reverse stock splits adopted by the stockholders are subsequently implemented by the board of directors and effected by our next annual meeting of stockholders, all such amendments will be deemed abandoned, without any further effect. In such case, the board of directors will again seek stockholder approval at a future date for a reverse stock split if it deems a reverse stock split to be advisable at that time. If any one of the amendments is adopted and filed with the Delaware secretary of state, there will be no change in the number of authorized shares of our common stock.


REASONS FOR BOARD RECOMMENDATION

     Our board of directors has determined that it would be advisable to obtain the approval of our stockholders to a reverse stock split that would reduce the number of shares of our outstanding common stock in order to attempt to increase the trading price of our common stock on the Nasdaq National Market on a per share basis. Under the continued listing requirements of the National Association of Securities Dealers, Inc., or the NASD, the minimum closing bid price of our common stock must be at least $1.00 per share in order to maintain inclusion on the Nasdaq National Market. Accordingly, failure to maintain the trading price above $1.00 on a consistent basis may result in delisting of our common stock. March 18, 2002 was the last day on which the closing bid price of our common stock exceeded $1.00 per share. We anticipate that the implementation of a reverse stock split would have the effect of increasing, proportionately, the trading prices of our common stock, which could result in a share price high enough to satisfy the NASD's continued listing requirements.

     We believe that continued listing of our common stock on the Nasdaq National Market is in our best interests and in the best interests of our stockholders. We also believe that inclusion of our common stock on the Nasdaq National Market will increase the liquidity of our common stock and may minimize the spread between the "bid" and "asked" prices quoted by market makers. Further, a continued Nasdaq National Market listing may enhance our access to capital and increase our flexibility in responding to anticipated capital requirements. We also believe that prospective investors will view an investment in our company more favorably if our shares continue to be listed on the Nasdaq National Market and that a low quoted market price per share may discourage potential new investors.

     If the trading price for our common stock should continue to be below $1.00 per share resulting in a possible de-listing of our common stock from the Nasdaq National Market, or if the board of directors otherwise determines that a reverse stock split is in our best interests or in the best interests of our stockholders, we would like the authority to proceed with a reverse stock split without further authorization of our stockholders. Obtaining stockholder approval of a reverse stock split at the annual meeting of stockholders will enable us to avoid the additional time and expense of holding a special meeting of stockholders should our board of directors determine that it is in our best interest to implement a reverse stock split. As a result, our board of directors will be able to determine the most appropriate time, if ever, to effectuate a reverse stock split. In addition, we believe that, because it is not possible to predict market conditions at the time the reverse stock split is to be effectuated, it is in the best interests of our stockholders if the board of directors will be able to determine which one of the reverse stock splits approved by our stockholders should be effected, based on factors such as prevailing market and other relevant conditions and circumstances and the trading prices of our common stock at that time. Finally, notwithstanding approval of the reverse stock split proposals by our stockholders, our board of directors may elect to delay or even abandon entirely a reverse stock split if it determines such action is not in the best interests of our company or our stockholders.


POTENTIAL DISADVANTAGES TO THE REVERSE STOCK SPLIT

     Reduced Market Capitalization. As noted above, the principal purpose of the reverse stock split would be to help maintain the closing price of our common stock above the $1.00 threshold required by the NASD's continued listing requirements. We cannot assure you that the reverse stock split will accomplish this objective. While we expect that the reduction in our outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that the reverse stock split will increase the market price of our common stock by a multiple equal to the number of pre-split shares in the reverse split ratio determined by the board of directors, which will be either three, seven or ten, or result in any permanent increase in the market price, which can be dependent upon many factors, including our business and financial performance and prospects. Should the market price decline after the reverse stock split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the reverse stock split. In some cases the stock price of companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels. Accordingly, we cannot assure you that the market price of our common stock immediately after the effective date of the proposed reverse stock split will be maintained for any period of time or that the ratio of post- and pre-split shares will remain the same after the reverse stock split is effected, or that the reverse stock split will not have an adverse effect on our stock price due to the reduced number of shares outstanding after the reverse stock split. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share price does not increase proportionately as a result of the reverse stock split, then our overall market capitalization will be reduced.

     Increased Transaction Costs. The number of shares held by each individual stockholder will be reduced if the reverse stock split is approved. This will increase the number of stockholders who hold less than a "round lot," or 100 shares. Typically, the transaction costs to stockholders selling "odd lots" are higher on a per share basis. Consequently, the reverse stock split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

     Liquidity. Although the board believes that the decrease in the number of shares of our common stock outstanding as a consequence of the reverse stock split and the anticipated increase in the price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split.

     Authorized Shares; Future Financings. Upon effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding, as of April 18, 2002, would increase from approximately 156,473,884 shares to approximately 218,824,628 shares, assuming a 1-for-3 reverse stock split, to approximately 236,639,127 shares assuming a 1-for-7 reverse stock split and to approximately 240,647,389 shares assuming a 1-for-10 reverse stock split. As a result, we will have an increased number of authorized but unissued shares of common stock. Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interests of our current stockholders may be diluted.

CASH TO BE PAID FOR FRACTIONAL SHARES

     If any reverse split ratio is selected, implementation of a reverse stock split would result in some stockholders owning a fractional share of common stock. For example, if a 1-for-3 reverse stock split were to be implemented, the shares owned by a stockholder with 100 shares would be converted into 33.3 shares. To avoid such a result, stockholders that would otherwise be entitled to receive a fractional share of our common stock as a consequence of the reverse stock split will, instead, receive from us a cash payment in U.S. dollars equal to the value of that fractional share, determined on the basis of the average closing sales price of our common stock on the Nasdaq National Market for the 20 trading days immediately preceding the effective date of the reverse stock split (as adjusted for that reverse stock split).

     If any stockholder owns, in total, fewer than the number of our shares to be converted into one share as a result of the reverse stock split, that stockholder's shares would be converted into a fractional share of stock and that stockholder would receive only cash in place of the fractional share. For example, if a 1-for-7 reverse stock split is implemented then stockholders with fewer than seven shares would receive only cash. As a result, the interest of such stockholders in our company would be terminated and such stockholders would have no right to share in our assets or future growth. Based on this example, each stockholder that owns seven shares or more of our common stock prior to the reverse stock split will continue to own one or more shares after the reverse stock split and would continue to share in our assets and future growth as a stockholder, and any stockholder that owns fewer than seven shares would receive only cash in place of the fractional share resulting from the reverse stock split. Because the maximum reverse split under the proposed amendments to our certificate of incorporation would be a 1-for-10 reverse stock split, a stockholder could assure his or her continued ownership of shares of our stock after the reverse split by purchasing a number of shares sufficient to increase the total number of shares that he or she owns to ten or more.

EFFECT OF REVERSE STOCK SPLIT ON OPTIONS

     The number of shares subject to outstanding options to purchase shares of our common stock also would automatically be reduced in the same ratio as the reduction in the outstanding shares. Correspondingly, the per share exercise price of those options will be increased in direct proportion to the reverse stock split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options will remain unchanged. For example, assume that a 1-for-10 reverse stock split is implemented and that an optionee holds options to purchase 1,000 shares at an exercise price of $0.66 per share. On the effectiveness of the 1-for-10 reverse stock split, the number of shares subject to that option would be reduced to 100 shares and the exercise price would be proportionately increased to $6.60 per share.

EFFECT OF REVERSE STOCK SPLIT ON WARRANTS

     The agreements governing the outstanding warrants to purchase shares of our common stock include provisions requiring adjustments to both the number of shares issuable upon exercise of such warrants, and the exercise prices of such warrants, in the event of a reverse stock split. For example, assume that a 1-for-10 reverse stock split is implemented and a warrantholder holds a warrant to purchase 10,000 shares of our common stock at an exercise price of $.75 per share. On the effectiveness of the reverse stock split, the number of shares subject to that warrant would be reduced to 1,000 shares and the exercise price would be proportionately increased to $7.50 per share.

EFFECT OF REVERSE STOCK SPLIT ON SERIES A CONVERTIBLE PREFERRED STOCK

     The certificate of designations governing the rights of our outstanding shares of Series A convertible preferred stock provides for adjustments to the conversion price of the outstanding Series A convertible preferred stock in the event of a reverse stock split. For example, assume that a 1-for-10 reverse stock split is implemented and a stockholder holds 3 shares of our Series A convertible preferred stock, with an accreted value of $1,000 per share and a conversion price of $0.75 per share. Before the effectiveness of the reverse stock split, these 3 shares of Series A convertible preferred stock would be convertible into 4,000 shares of common stock. On the effectiveness of the reverse stock split, the conversion price of the Series A convertible preferred stock would be proportionately increased to $7.50 per share. As a result, these 3 shares of Series A convertible preferred stock would be convertible into 400 shares of common stock.


IMPLEMENTATION AND EFFECT OF THE REVERSE STOCK SPLIT

     If approved by our stockholders at the annual meeting, and if our board of directors determines that effecting a reverse stock split is in our best interests and the best interests of our stockholders, our board will, in its sole discretion, select one of the reverse stock splits, based on market and other relevant conditions and circumstances and the trading prices of our common stock at that time. Following such determination, the board will effect the reverse stock split by directing management to file the selected certificate of amendment with the Delaware secretary of state at such time as the board has determined is the appropriate effective time for the reverse stock split. The reverse stock split will become effective upon the filing of the amendment with the Delaware secretary of state, which we refer to as the effective time. At the effective time, the other amendments approved by our stockholders will be deemed abandoned.

     We estimate that, following the reverse stock split, we would have approximately the same number of stockholders and, except for the effect of cash payments for fractional shares as described below, the completion of the reverse stock split would not affect any stockholder's proportionate equity interest in our company. By way of example, a stockholder who owns a number of shares that prior to the reverse stock split represented one-half of a percent of the outstanding shares of the company would continue to own one-half of a percent of our outstanding shares after the reverse stock split. The reverse stock split also will not affect the number of shares of common stock that our board of directors is authorized to issue under our amended and restated certificate of incorporation. However, it will have the effect of increasing the number of shares available for future issuance because of the reduction in the number of shares that will be outstanding after giving effect to the reverse stock split.


EXCHANGE OF STOCK CERTIFICATES AND PAYMENT FOR FRACTIONAL SHARES

     Exchange of Stock Certificates. Promptly after the effective time, you will be notified that the reverse stock split has been effected. Our stock transfer agent, Mellon Investor Services LLC, whom we refer to as the exchange agent, will implement the exchange of stock certificates representing outstanding shares of common stock. You will be asked to surrender to the exchange agent certificates representing your pre-split shares in exchange for certificates representing your post-split shares in accordance with the procedures to be set forth in a letter of transmittal which we will send to you. You will not receive a new stock certificate representing your post-split shares until you surrender your outstanding certificate(s) representing your pre-split shares, together with the properly completed and executed letter of transmittal to the exchange agent. We will not issue scrip or fractional shares, or certificates for fractional shares, in connection with the reverse stock split. Should you be entitled to receive fractional shares because you hold a number of shares not evenly divisible by the relevant reverse split number selected by our board of directors (which will be either three, seven or ten), you will be entitled, upon surrender to the exchange agent of certificates representing such shares, to a cash payment, without interest, in lieu of such fractional shares. The ownership of a fractional share will not give you any voting, dividend or other rights, except the right to receive payment for the fractional share as described above. PLEASE DO NOT DESTROY ANY STOCK CERTIFICATE OR SUBMIT ANY OF YOUR CERTIFICATES UNTIL YOU ARE REQUESTED TO DO SO.

     Effect of Failure to Exchange Stock Certificates. Upon the filing of any one of the amendments to our certificate of incorporation with the Delaware secretary of state, each certificate representing shares of our common stock outstanding prior to the that time will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of our common stock, and the right to receive from us the amount of cash for any fractional shares, into which the shares of our common stock evidenced by such certificate have been converted by the reverse stock split. However, a holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by us after the effective date, until the old certificates have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of surrender of the old certificates, all such unpaid dividends or distributions will be paid without interest.


NO DISSENTER'S RIGHTS

     Under the Delaware General Corporation Law and our certificate of incorporation and bylaws, you are not entitled to dissenter's rights with respect to the reverse stock split.


FEDERAL INCOME TAX CONSEQUENCES

     The following description of the material federal income tax consequences of the reverse stock split is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, applicable Treasury Regulations promulgated under the code, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of any of the proposed reverse stock splits. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. We urge stockholders to consult their own tax advisors to determine the particular consequences to them.

     In general, the federal income tax consequences of the reverse stock split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of our common stock in exchange for their old shares of our common stock. We believe that because the reverse stock split is not part of a plan to increase periodically a stockholder's proportionate interest in our assets or earnings and profits, the reverse stock split will likely have the following federal income tax effects.

     A stockholder who receives solely a reduced number of shares of our common stock will not recognize gain or loss. In the aggregate, such a stockholder's basis in the reduced number of shares of our common stock will equal the stockholder's basis in its old shares of common stock. A stockholder who receives cash in lieu of a fractional share as a result of the reverse stock split will generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in section 302(a) of the Code, which distribution will be taxed as either a distribution under Section 301 of the Code or an exchange to such stockholder, depending on that stockholder's particular facts and circumstances. Generally, if such distribution is treated as an exchange to a stockholder receiving such a payment, the stockholder should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share. In the aggregate, such a stockholder's basis in the reduced number of shares of our common stock will equal the stockholder's basis in its old shares of common stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash.

     We will not recognize any gain or loss as a result of the reverse stock split.

      TO AUTHORIZE OUR BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-3 REVERSE STOCK SPLIT, WITHOUT
                      FURTHER APPROVAL OF OUR STOCKHOLDERS
                                  (PROPOSAL 2)

     Our board of directors is seeking approval of an amendment to our certificate of incorporation to effect a 1-for-3 reverse split of our issued and outstanding common stock, without further approval of our stockholders, upon a determination by our board that such a reverse stock split is in the best interests of our company and our stockholders at any time before our next annual meeting of stockholders. If the proposed 1-for-3 reverse stock split is approved at the annual meeting and the board of directors elects to effect the proposed reverse stock split, each stockholder would receive one new share of common stock for every three shares of common stock previously held. Immediately after the reverse stock split, the aggregate value of the stockholder's stock would be unchanged, but he or she would hold one-third as many shares, with each share having three times its pre-split value. A copy of the proposed amendment to our certificate of incorporation effecting the 1-for-3 reverse stock split is attached at the back of this proxy statement as Annex B.

     For a discussion of the reasons for the board's recommendation to approve the amendment, the potential disadvantages of the reverse stock split, cash to be paid in lieu of fractional shares, the effect of the reverse stock split on our outstanding options, warrants and Series A convertible preferred stock, dissenter's rights, federal income tax consequences and various other matters, see the caption entitled "Introduction to Proposals 2, 3 and 4 Relating To A Reverse Split of Our Outstanding Common Stock" on pages 24 - 28.

     Vote Required. The affirmative vote of the holders of a majority of the votes represented by our outstanding shares of common stock and Series A convertible preferred stock, voting together as a single class, is required to amend our certificate of incorporation to effect the 1-for-3 reverse split of our outstanding common stock. In addition, the affirmative vote of the holders of a majority of our outstanding shares of common stock, voting as a separate class, is required to amend our certificate of incorporation to effect such a reverse stock split.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AUTHORIZE OUR BOARD OF DIRECTORS TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-3 REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK WITHOUT FURTHER APPROVAL OF OUR STOCKHOLDERS, UPON A DETERMINATION BY OUR BOARD THAT SUCH A REVERSE STOCK SPLIT IS IN OUR BEST INTERESTS AND IN THE BEST INTERESTS OF OUR STOCKHOLDERS.

      TO AUTHORIZE OUR BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-7 REVERSE STOCK SPLIT, WITHOUT
                      FURTHER APPROVAL OF OUR STOCKHOLDERS
                                  (PROPOSAL 3)

     Our board of directors is seeking approval of an amendment to our certificate of incorporation to effect a 1-for-7 reverse split of our issued and outstanding common stock, without further approval of our stockholders, upon a determination by our board that such a reverse stock split is in the best interests of our company and our stockholders at any time before our next annual meeting of stockholders. If the proposed 1-for-7 reverse stock split is approved at the annual meeting and the board of directors elects to effect the proposed reverse stock split, each stockholder would receive one new share of common stock for every seven shares of common stock previously held. Immediately after the reverse stock split, the aggregate value of the stockholder's stock would be unchanged, but he or she would hold one-seventh as many shares, with each share having seven times its pre-split value. A copy of the proposed amendment to our certificate of incorporation effecting the 1-for-7 reverse stock split is attached at the back of this proxy statement as Annex C.

     For a discussion of the reasons for the board's recommendation to approve the amendment, the potential disadvantages of the reverse stock split, cash to be paid in lieu of fractional shares, the effect of the reverse stock split on our outstanding options, warrants and Series A convertible preferred stock, dissenter's rights, federal income tax consequences and various other matters, see the caption entitled "Introduction to Proposals 2, 3 and 4 Relating To A Reverse Split of Our Outstanding Common Stock" on pages 24 - 28.

     Vote Required. The affirmative vote of the holders of a majority of the votes represented by our outstanding shares of common stock and Series A convertible preferred stock, voting together as a single class, is required to amend our certificate of incorporation to effect the 1-for-7 reverse split of our outstanding common stock. In addition, the affirmative vote of the holders of a majority of our outstanding shares of common stock, voting as a separate class, is required to amend our certificate of incorporation to effect such a reverse stock split.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AUTHORIZE OUR BOARD OF DIRECTORS TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-7 REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK WITHOUT FURTHER APPROVAL OF OUR STOCKHOLDERS, UPON A DETERMINATION BY OUR BOARD THAT SUCH A REVERSE STOCK SPLIT IS IN OUR BEST INTERESTS AND IN THE BEST INTERESTS OF OUR STOCKHOLDERS.

      TO AUTHORIZE OUR BOARD OF DIRECTORS, IN ITS DISCRETION, TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-10 REVERSE STOCK SPLIT, WITHOUT
                      FURTHER APPROVAL OF OUR STOCKHOLDERS
                                  (PROPOSAL 4)

     Our board of directors is seeking approval of an amendment to our certificate of incorporation to effect a 1-for-10 reverse split of our issued and outstanding common stock, without further approval of our stockholders, upon a determination by our board that such a reverse stock split is in the best interests of our company and our stockholders at any time before our next annual meeting of stockholders. If the proposed 1-for-10 reverse stock split is approved at the annual meeting and the board of directors elects to effect the proposed reverse stock split, each stockholder would receive one new share of common stock for every ten shares of common stock previously held. Immediately after the reverse stock split, the aggregate value of the stockholder's stock would be unchanged, but he or she would hold one-tenth as many shares, with each share having ten times its pre-split value. A copy of the proposed amendment to our certificate of incorporation effecting the 1-for-10 reverse stock split is attached at the back of this proxy statement as Annex D.

     For a discussion of the reasons for the board's recommendation to approve the amendment, the potential disadvantages of the reverse stock split, cash to be paid in lieu of fractional shares, the effect of the reverse stock split on our outstanding options, warrants and Series A convertible preferred stock, dissenter's rights, federal income tax consequences and various other matters, see the caption entitled "Introduction to Proposals 2, 3 and 4 Relating To A Reverse Split of Our Outstanding Common Stock" on pages 24 - 28.

     Vote Required. The affirmative vote of the holders of a majority of the votes represented by our outstanding shares of common stock and Series A convertible preferred stock, voting together as a single class, is required to amend our certificate of incorporation to effect the 1-for-10 reverse split of our outstanding common stock. In addition, the affirmative vote of the holders of a majority of our outstanding shares of common stock, voting as a separate class, is required to amend our certificate of incorporation to effect such a reverse stock split.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AUTHORIZE OUR BOARD OF DIRECTORS TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT A 1-FOR-10 REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK WITHOUT FURTHER APPROVAL OF OUR STOCKHOLDERS, UPON A DETERMINATION BY OUR BOARD THAT SUCH A REVERSE STOCK SPLIT IS IN OUR BEST INTERESTS AND IN THE BEST INTERESTS OF OUR STOCKHOLDERS.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 5)

     Subject to stockholder ratification, the board of directors, acting upon the recommendation of the audit committee, has reappointed the accounting firm of Deloitte & Touche LLP to serve as independent auditors of the company for the fiscal year ending December 31, 2002. The board of directors has not determined what, if any, action would be taken should the appointment of Deloitte & Touche LLP not be ratified. We have been advised by Deloitte & Touche LLP that neither Deloitte & Touche LLP nor any of its partners has any financial interest, direct or indirect, in the company. One or more representatives of Deloitte & Touche LLP are expected to be present at the 2002 annual meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

     For services rendered during or in connection with our fiscal year ended December 31, 2001, as applicable, Deloitte & Touche LLP, the member firm of Deloitte Touche Tohmatsu, and their respective affiliates, including Deloitte Consulting, billed the following fees:



       Audit Fees ........................................................       $ 425,033
                                                                                 =========
       Financial Information Systems Design and Implementation Fees ......       $       0
       Audit Related Fees ................................................       $  82,046 (1)
       Other Fees ........................................................       $       0
                                                                                 ---------
        All Other Fees ...................................................       $  82,046

----------
(1) Includes fees incurred for foreign statutory reporting.

     The audit committee of our board of directors has considered whether the non-audit services rendered by our independent auditors with respect to the foregoing fees are compatible with maintaining our auditors' independence.

     Vote Required. Ratification of the reappointment of Deloitte & Touche LLP requires the affirmative vote of the holders of a majority of the votes represented by our outstanding shares of common stock and Series A convertible preferred stock, voting together as a single class, present at the annual meeting, in person or by proxy, and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

                                                                         ANNEX A
                                                                         -------

                             AUDIT COMMITTEE CHARTER


                   SAVVIS COMMUNICATIONS CORPORATION PURPOSE

PURPOSE
-------

The audit committee of the board of directors shall assist the board in monitoring (1) the integrity of the financial statements of the company, (2) the company's compliance with legal and regulatory requirements, (3) assessing the adequacy of the internal control environment including the infrastructure support necessary to produce the financial statements and (4) the independence and performance of the company's internal and external auditors.


COMPOSITION
-----------

The membership of the audit committee shall consist of at least three members of the board of directors, who shall serve at the pleasure of the board of directors and be designated by the full board of directors, and who shall, beginning no later than June 14, 2001, meet the following criteria:

       1. Each member of the audit committee must be an independent director within the meaning of the applicable rules of any securities exchange on which the company's securities are traded or, if applicable, the Nasdaq Stock Market. Notwithstanding the above, one director who is not independent, and is not a current employee or an immediate family member of such employee, may be appointed to the audit committee, if the board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required by the best interests of the corporation and its stockholders, and the board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

       2. Each member of the audit committee must be able to read and understand fundamental financial statements, including the company's balance sheet, income statement, and cash flow statement, or be become able to do so within a reasonable period of time after his or her appointment to the audit committee.

       3. At least one member of the audit committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.


DUTIES
------

In meeting its responsibilities, the audit committee is expected to:

       1.  Make regular reports to the board.

       2. Review and reassess the adequacy of the committee's charter annually and recommend any proposed changes to the board of directors for approval.

       3. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the company's system of internal controls.

       4. Determine whether to recommend to the board of directors that the annual audited financial statements be included in the company's annual report on Form 10-K.

       5. Review with management and the company's independent auditors any significant financial reporting issues raised by them in connection with the preparation of the company's financial statements.

       6. Review proposed major changes to the company's auditing and accounting principles and practices that are brought to the attention of the audit committee by independent auditors, internal auditors or management.

       7. Recommend to the board of directors the independent auditors to be engaged.

       8.  Confirm and assure the independence of the independent auditors by:

           a. Obtaining from the independent auditors a formal written statement delineating all relationships between the independent auditors and the company, consistent with Independence Standards Board Standard 1.

           b. Actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

           c. Taking, or recommending that the full board of directors take, appropriate action to oversee the independence of the independent auditors.

       9. Review the performance of the independent auditors and, if so determined by the audit committee, recommend that the board replace the independent auditors.

       10. Review any significant reports to management prepared by the internal auditing department, if any, and management's responses.

       11. Meet with the independent auditors prior to the audit to review the planning and staffing of the audit.

       12. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

       13. Review with the independent auditors any management letter provided by the auditors and management's response to that letter.

       14. Review with the board as necessary in the audit committee's judgment the company's policies and procedures regarding compliance with applicable laws and regulations and with the company's code of conduct, if any.

       15. Review with counsel legal matters that are brought to the audit committee's attention and that may have a material impact on the financial statements, the company's compliance policies and material reports or inquiries received from regulatory bodies.

       16. Meet at least annually with the chief financial officer, the senior internal auditing executive, if any, and the independent auditor in separate executive sessions to assess the adequacy of the internal control environment including the infrastructure support necessary to produce the financial statements.

POWERS
------

The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The committee may ask members of management or others to attend its meeting and provide pertinent information as necessary.

RELATIONSHIP WITH AUDITORS AND BOARD OF DIRECTORS.
--------------------------------------------------

The company's independent auditors are ultimately accountable to the board of directors of the company and to the audit committee, as representatives of the stockholders of the company. The board of directors and the audit committee, as representatives of the company's stockholders, have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors. While the audit committee has the responsibilities and powers set forth in this charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and independent auditors. Nor is it the duty of the audit committee to conduct investigations, to resolve disagreements, if any, between management and independent auditors or to assure compliance with laws and regulations and the company's code of conduct, if any.

                                                                         ANNEX B
                                                                         -------


                            CERTIFICATE OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      SAVVIS COMMUNICATIONS CORPORATION,

                             A DELAWARE CORPORATION

     SAVVIS Communications Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

FIRST: The name of the Corporation is SAVVIS Communications Corporation.

SECOND: Pursuant to Section 242 of the Delaware General Corporation Law, the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote as a class has duly approved, the amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, set forth in this Certificate of Amendment.

THIRD: That Article 4 of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, is amended to insert the following paragraph immediately following the last sentence of paragraph 4.1:

       "Effective immediately upon the filing of this Certificate of Amendment with the Delaware Secretary of State (the "Effective Date"), every three outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of Common Stock. The number of authorized shares of Common Stock of the Corporation and the par value of the Common Stock shall remain as set forth in this Certificate of Incorporation. No fractional share shall be issued in connection with the foregoing stock split and all shares of Common Stock so split that are held by a stockholder will be aggregated. In lieu of any interest in a fractional share of Common Stock to which a stockholder would otherwise be entitled as a result of the foregoing split, the Corporation shall pay a cash amount to such stockholder equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing sales prices of the Common Stock (as adjusted to reflect the reverse split of shares effected hereby) for the 20 trading days immediately prior to the Effective Date, as reported by the Nasdaq National Market. If such price or prices are not available, or if the stock is no longer traded on the Nasdaq National Market, the fractional share payment shall be based on such other price as determined by the Board of Directors of the Corporation."


     IN WITNESS WHEREOF, SAVVIS COMMUNICATIONS CORPORATION has caused this Certificate to be signed by ___________, its __________________________, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this Certificate is his act and deed, this __ day of _______.


                                        SAVVIS COMMUNICATIONS CORPORATION



                                        By: -------------------------------

                                                                         ANNEX C
                                                                         -------


                            CERTIFICATE OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      SAVVIS COMMUNICATIONS CORPORATION,

                             A DELAWARE CORPORATION

     SAVVIS Communications Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

FIRST: The name of the Corporation is SAVVIS Communications Corporation.

SECOND: Pursuant to Section 242 of the Delaware General Corporation Law, the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote as a class has duly approved, the amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, set forth in this Certificate of Amendment.

THIRD: That Article 4 of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, is amended to insert the following paragraph immediately following the last sentence of paragraph 4.1:

       "Effective immediately upon the filing of this Certificate of Amendment with the Delaware Secretary of State (the "Effective Date"), every seven outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of Common Stock. The number of authorized shares of Common Stock of the Corporation and the par value of the Common Stock shall remain as set forth in this Certificate of Incorporation. No fractional share shall be issued in connection with the foregoing stock split and all shares of Common Stock so split that are held by a stockholder will be aggregated. In lieu of any interest in a fractional share of Common Stock to which a stockholder would otherwise be entitled as a result of the foregoing split, the Corporation shall pay a cash amount to such stockholder equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing sales prices of the Common Stock (as adjusted to reflect the reverse split of shares effected hereby) for the 20 trading days immediately prior to the Effective Date, as reported by the Nasdaq National Market. If such price or prices are not available, or if the stock is no longer traded on the Nasdaq National Market, the fractional share payment shall be based on such other price as determined by the Board of Directors of the Corporation."


     IN WITNESS WHEREOF, SAVVIS COMMUNICATIONS CORPORATION has caused this Certificate to be signed by ___________, its __________________________, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this Certificate is his act and deed, this __ day of _______.


                                        SAVVIS COMMUNICATIONS CORPORATION



                                        By: -------------------------------

                                                                         ANNEX D
                                                                         -------


                            CERTIFICATE OF AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      SAVVIS COMMUNICATIONS CORPORATION,

                             A DELAWARE CORPORATION

     SAVVIS Communications Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

FIRST: The name of the Corporation is SAVVIS Communications Corporation.

SECOND: Pursuant to Section 242 of the Delaware General Corporation Law, the Board of Directors of the Corporation has duly adopted, and a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote as a class has duly approved, the amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, set forth in this Certificate of Amendment.

THIRD: That Article 4 of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, is amended to insert the following paragraph immediately following the last sentence of paragraph 4.1:

       "Effective immediately upon the filing of this Certificate of Amendment with the Delaware Secretary of State (the "Effective Date"), every ten outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of Common Stock. The number of authorized shares of Common Stock of the Corporation and the par value of the Common Stock shall remain as set forth in this Certificate of Incorporation. No fractional share shall be issued in connection with the foregoing stock split and all shares of Common Stock so split that are held by a stockholder will be aggregated. In lieu of any interest in a fractional share of Common Stock to which a stockholder would otherwise be entitled as a result of the foregoing split, the Corporation shall pay a cash amount to such stockholder equal to the fraction to which the stockholder would otherwise be entitled multiplied by the average of the closing sales prices of the Common Stock (as adjusted to reflect the reverse split of shares effected hereby) for the 20 trading days immediately prior to the Effective Date, as reported by the Nasdaq National Market. If such price or prices are not available, or if the stock is no longer traded on the Nasdaq National Market, the fractional share payment shall be based on such other price as determined by the Board of Directors of the Corporation."


     IN WITNESS WHEREOF, SAVVIS COMMUNICATIONS CORPORATION has caused this Certificate to be signed by ___________, its __________________________, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this Certificate is his act and deed, this __ day of _______.


                                        SAVVIS COMMUNICATIONS CORPORATION

                                        By: -------------------------------

                                  PROXY CARD
                              FOR THE COMMON STOCK


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SAVVIS COMMUNICATIONS CORPORATION FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS.

         The undersigned, a stockholder of SAVVIS Communications Corporation, hereby appoints David J. Frear and Lane H. Blumenfeld, and each of them, the proxies of the undersigned, with full power of substitution in each, and hereby authorizes them to represent and to vote at the 2002 annual meeting of stockholders to be held on June 7, 2002 and at any adjournment or postponement thereof all of the undersigned's shares of common stock of SAVVIS Communications Corporation held of record on April 18, 2002 in the manner indicated on the reverse side hereof.

         The undersigned acknowledges receipt of the notice of 2002 annual meeting of stockholders and the accompanying proxy statement.

         You are encouraged to specify your choices by marking the appropriate boxes on the reverse side.

SEE REVERSE                                                         SEE REVERSE
SIDE                CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE








                     Please fold and detach proxy card here
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS LISTED BELOW. PLEASE MARK AN X IN ONE BOX UNDER EACH ITEM.

1. Election of nine (9) directors         [ ] FOR all nominees listed below.
                                          [ ] WITHHOLD AUTHORITY to vote for all
                                              nominees listed below.

Directors: Robert A. McCormick, John D. Clark, John M. Finlayson, David J. Frear, Clyde A. Heintzelman, Thomas E. McInerney, James E. Ousley, James P. Pellow and Patrick J. Welsh.

Instruction: To withhold authority to vote for any individual nominee(s), write the nominee's(s') name(s) in the space below:

--------------------------------------------------------------------------------

2. PROPOSAL to approve an amendment to our certificate of incorporation that will effect a 1-for-3 reverse stock split.

[ ] FOR                      [ ] AGAINST                         [ ] ABSTAIN

3. PROPOSAL to approve an amendment to our certificate of incorporation that will effect a 1-for-7 reverse stock split.

[ ] FOR                      [ ] AGAINST                         [ ] ABSTAIN

4. PROPOSAL to approve an amendment to our certificate of incorporation that will effect a 1-for-10 reverse stock split.

[ ] FOR                      [ ] AGAINST                         [ ] ABSTAIN

5. PROPOSAL to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the year ended December 31, 2002.

[ ] FOR                      [ ] AGAINST                         [ ] ABSTAIN

         THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED ABOVE AND "FOR" THE THREE PROPOSALS TO APPROVE THREE DIFFERENT AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION THAT WILL, IN THE BOARD'S DISCRETION, EFFECT THREE DIFFERENT REVERSE STOCK SPLITS AT THE RATIOS OF 1-FOR-3, 1-FOR-7 AND 1-FOR-10, RESPECTIVELY, OF OUR OUTSTANDING COMMON STOCK, AND TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2002.

                                             Dated: _____________________, 2002
                                             __________________________________
                                             __________________________________
                                             Signature of stockholder(s)

                                             Please sign exactly as your name or
                                             names appear opposite. Joint
                                             owners, co-executors or co-trustees
                                             should both sign. Persons signing
                                             as attorney, executor,
                                             administrator, trustee or guardian
                                             should give their full title as
                                             such.

                                   PROXY CARD
                  FOR THE SERIES A CONVERTIBLE PREFERRED STOCK


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SAVVIS COMMUNICATIONS CORPORATION FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS.

         The undersigned, a stockholder of SAVVIS Communications Corporation, hereby appoints David J. Frear and Lane H. Blumenfeld, and each of them, the proxies of the undersigned, with full power of substitution in each, and hereby authorizes them to represent and to vote at the 2002 annual meeting of stockholders to be held on June 7, 2002 and at any adjournment or postponement thereof all of the undersigned's shares of Series A convertible perferred stock of SAVVIS Communications Corporation held of record on April 18, 2002 in the manner indicated on the reverse side hereof.

         The undersigned acknowledges receipt of the notice of 2002 annual meeting of stockholders and the accompanying proxy statement.

         You are encouraged to specify your choices by marking the appropriate boxes on the reverse side.

SEE REVERSE                                                          SEE REVERSE
SIDE                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE








                     Please fold and detach proxy card here
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS LISTED BELOW. PLEASE MARK AN X IN ONE BOX UNDER EACH ITEM.

1. Election of nine (9) directors         [ ] FOR all nominees listed below.
                                          [ ] WITHHOLD AUTHORITY to vote for all
                                              nominees listed below.

Directors: Robert A. McCormick, John D. Clark, John M. Finlayson, David J. Frear, Clyde A. Heintzelman, Thomas E. McInerney, James E. Ousley, James P. Pellow and Patrick J. Welsh.

Instruction: To withhold authority to vote for any individual nominee(s), write the nominee's(s') name(s) in the space below:

--------------------------------------------------------------------------------

2. PROPOSAL to approve an amendment to our certificate of incorporation that will effect a 1-for-3 reverse stock split.

[ ] FOR                      [ ] AGAINST                         [ ] ABSTAIN

3. PROPOSAL to approve an amendment to our certificate of incorporation that will effect a 1-for-7 reverse stock split.

[ ] FOR                      [ ] AGAINST                         [ ] ABSTAIN

4. PROPOSAL to approve an amendment to our certificate of incorporation that will effect a 1-for-10 reverse stock split.

[ ] FOR                      [ ] AGAINST                         [ ] ABSTAIN

5. PROPOSAL to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the year ended December 31, 2002.

[ ] FOR                      [ ] AGAINST                         [ ] ABSTAIN

         THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED ABOVE AND "FOR" THE THREE PROPOSALS TO APPROVE THREE DIFFERENT AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION THAT WILL, IN THE BOARD'S DISCRETION, EFFECT THREE DIFFERENT REVERSE STOCK SPLITS AT THE RATIOS OF 1-FOR-3, 1-FOR-7 AND 1-FOR-10, RESPECTIVELY, OF OUR OUTSTANDING COMMON STOCK, AND TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2002.

                                             Dated: _____________________, 2002
                                             ___________________________________
                                             ___________________________________
                                             Signature of stockholder(s)

                                             Please sign exactly as your name or
                                             names appear opposite. Joint
                                             owners, co-executors or co-trustees
                                             should both sign. Persons signing
                                             as attorney, executor,
                                             administrator, trustee or guardian
                                             should give their full title as
                                             such.